                                                                       EXHIBIT 1
                                                                  EXECUTION COPY
                                                                  --------------

--------------------------------------------------------------------------------

               ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION


                                 by and among

                              DANZER CORPORATION,

                           DANZER INDUSTRIES, INC.,

                             PYRAMID COACH, INC.,

                            CHAMPION TRAILER, INC.,

                           UNITED ACQUISITION, INC.,

                          U.S. RUBBER RECLAIMING, INC.

                        OBSIDIAN CAPITAL PARTNERS, L.P.

                                      AND

                               TIMOTHY S. DURHAM


                    dated as of the 21st day of June, 2001



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I. Certain Definitions......................................................................1
----------
     1.1    Certain Definitions.....................................................................1

ARTICLE II. Terms of the Reorganization.............................................................3
-----------
     2.1    The Closing.............................................................................3
     2.2    Acquisition.............................................................................4
     2.3    Outstanding Options of Target Companies.................................................4
     2.4    Effective Time of the Acquisition.......................................................4
     2.5    Exchange of Ownership Interests.........................................................4
     2.6    [Composition of Danzer's Board of Directors.............................................4
     2.7    Executive Management Team of Danzer.....................................................5
     2.8    Executive Officers and Board of Directors of each Danzer Subsidiary.....................5
     2.9    Subsequent Actions......................................................................5

ARTICLE III. Representations and Warranties of each  Target Company and the Partnership.............5
------------
     3.1    Corporate Existence; Good Standing......................................................5
     3.2    Power and Authority.....................................................................6
     3.3    Ownership in the Target Companies.......................................................6
     3.4    Transactions in Capital Stock, Options..................................................7
     3.5    Subsidiaries............................................................................7
     3.6    Corporate Records.......................................................................7
     3.7    Predecessor Status; etc.................................................................7
     3.8    Spin-off by the Target Companies........................................................7
     3.9    Financial Statements....................................................................7
     3.10   Liabilities and Obligations.............................................................8
     3.11   Accounts and Notes Receivable...........................................................9
     3.12   Permits and Intangibles.................................................................9
     3.13   Intellectual Property Rights............................................................9
     3.14   Environmental Matters..................................................................10
     3.15   Leases.................................................................................10
     3.16   Personal Property......................................................................10
     3.17   Real Property..........................................................................11
     3.18   Contracts..............................................................................11
     3.19   Significant Customers; Commitments.....................................................12
     3.20   Insurance; Bonds.......................................................................13
     3.21   Compensation; Employment Agreements; Employee Manuals/Policies.........................13
     3.22   Employee Plans.........................................................................14
     3.23   Conformity with Law; Litigation........................................................14
     3.24   Taxes..................................................................................15
     3.25   Consents...............................................................................15
     3.26   Commissions and Fees...................................................................16
     3.27   Government Contracts...................................................................16
     3.28   Absence of Changes.....................................................................16
     3.29   Deposit Accounts; Powers of Attorney...................................................16


     3.30   Disclosure.............................................................................17
     3.31   Options and Preemptive Rights..........................................................17
     3.32   No Intention To Dispose of Stock.......................................................17
     3.33   Anti-takeover Plan: State Takeover Statutes............................................17
     3.34   Affiliate Transactions.................................................................17
     3.35   Solicitation...........................................................................17

ARTICLE IV. Representations of Danzer and DII......................................................17
-----------
     4.1    Due Organization.......................................................................17
     4.2    Power and Authority....................................................................18
     4.3    Capital Stock of Danzer and DII........................................................18
     4.4    Danzer Preferred Stock.................................................................19
     4.5    Subsidiaries...........................................................................19
     4.6    Financial Statements...................................................................19
     4.7    Absence of Certain Changes.............................................................19
     4.8    Predecessor Status; etc................................................................20
     4.9    Accounts and Notes Receivable..........................................................20
     4.10   Permits and Intangibles................................................................20
     4.11   Intellectual Property Rights...........................................................21
     4.12   Environmental Matters..................................................................21
     4.13   Leases.................................................................................21
     4.14   Personal Property......................................................................22
     4.15   Real Property..........................................................................22
     4.16   Contracts..............................................................................22
     4.17   Significant Customers; Commitments.....................................................23
     4.18   Insurance; Bonds.......................................................................24
     4.19   Compensation; Employment Agreements; Employee Manuals/Policies.........................24
     4.20   Employee Plans.........................................................................25
     4.21   Government Contracts...................................................................25
     4.22   Litigation.............................................................................25
     4.23   Taxes..................................................................................26
     4.24   Commissions and Fees...................................................................26
     4.25   Effect of Agreement....................................................................27
     4.26   Liabilities and Obligations............................................................27
     4.27   Consents...............................................................................28
     4.28   Options and Preemptive Rights..........................................................28
     4.29   Anti-takeover Plan; State Takeover Statutes............................................28
     4.30   Affiliate Transactions.................................................................28
     4.31   Solicitation...........................................................................28
     4.32   No Untrue Representations..............................................................28

ARTICLE V. Covenants of the Partnership and each Target Company....................................28
----------
     5.1    Conduct of Business Pending Closing....................................................28
     5.2    Prohibited Activities..................................................................29
     5.3    Consents...............................................................................30
     5.4    Notification of Certain Matters........................................................30

ARTICLE VI. Covenants of Danzer and DII............................................................30
-----------


     6.1    Conduct of Business Pending Closing....................................................30
     6.2    Prohibited Activities..................................................................30
     6.3    Consents...............................................................................31
     6.4    Notification of Certain Matters........................................................31

ARTICLE VII. Covenants of Danzer, DII, the Partnership and each Target Company.....................32
------------
     7.1    Access and Cooperation.................................................................32
     7.2    No Shop................................................................................32
     7.3    Further Assurances.....................................................................32

ARTICLE VIII. Conditions Precedent to Obligations of  the Partnership and the Target Companies.....32
-------------
     8.1    Representations and Warranties; Performance of Obligations.............................32
     8.2    No Injunctions or Restraints...........................................................33
     8.3    No Litigation..........................................................................33
     8.4    Closing Deliveries.....................................................................33
     8.5    Employment Agreements..................................................................33
     8.6    No Material Adverse Change.............................................................33
     8.7    Outstanding Shares of Danzer...........................................................33
     8.8    Certificate of Designations of Series B Preferred Stock................................33
     8.9    Salary and Incentive Levels............................................................33
     8.10   Due Diligence Review...................................................................34
     8.11   Consents and Approvals.................................................................34

ARTICLE IX. Conditions Precedent to Obligations of Danzer and DII..................................34
-----------
     9.1    Representations and Warranties; Performance of Obligations.............................34
     9.2    Closing Deliveries.....................................................................34
     9.3    No Material Adverse Change.............................................................34
     9.4    Due Diligence Review...................................................................34
     9.5    Termination of Management Fees.........................................................35
     9.6    Purchase of United Expressline.........................................................35
     9.7    United Expressline Financial Statements................................................35
     9.8    Consents and Approvals.................................................................35

ARTICLE X. Closing Deliveries......................................................................35
----------
     10.1   Deliveries of the Partnership and Target Companies.....................................35
     10.2   Deliveries of Danzer and DII...........................................................36

ARTICLE XI. Post-Closing Matters...................................................................37
-----------
     11.1   Danzer Shareholders' Meeting...........................................................37
     11.2   Conversion of Preferred Stock..........................................................37
     11.3   Indemnification of Danzer Officers and Directors.......................................38
     11.4   Public Announcements...................................................................38

ARTICLE XII. Termination of Agreement..............................................................40
------------
     12.1   Termination............................................................................40
     12.2   Liabilities in Event of Termination....................................................40

ARTICLE XIII. Federal Securities Laws and Transfer Restrictions....................................40
-------------
     13.1   Compliance with Law....................................................................40



     13.2   Economic Risk; Sophistication..........................................................41

ARTICLE XIV. Covenants of Danzer, DII, the Partnership and the Target Companies after Closing......41
------------
     14.1   Section 368(a).........................................................................42
     14.2   Preparation and Filing of Tax Returns..................................................42

ARTICLE XV. General................................................................................42
-----------
     15.1   Cooperation............................................................................42
     15.2   Successors and Assigns.................................................................42
     15.3   Entire Agreement.......................................................................43
     15.4   Expenses...............................................................................43
     15.5   Notices................................................................................43
     15.6   Governing Law..........................................................................44
     15.7   Choice of Forum........................................................................44
     15.8   Survival of Representations and Warranties.............................................44
     15.9   Exercise of Rights and Remedies........................................................44
     15.10  Reformation and Severability...........................................................44
     15.11  Parties In Interest; No Third Party Beneficiaries......................................45
     15.12  Captions...............................................................................45
     15.13  Counterparts...........................................................................45

                                        SCHEDULES

Schedule 2.5     Acquisition Consideration
Schedule 2.8     Executive Officers and Board of Directors
Schedule 3.3     Capital Stock of the Target Companies
Schedule 3.4     Options and other Capital Stock obligation of Target Companies
Schedule 3.5     Subsidiaries of the Partnership and Target Companies
Schedule 3.7     Predecessor Status of Target Companies
Schedule 3.9     Financial Statements
Schedule 3.10    Liabilities and Obligations; Litigation of the Target Companies
Schedule 3.11    Exceptions to Accounts and Notes Receivable of the Target
                 Companies
Schedule 3.12    Licenses and Permits of the Target Companies
Schedule 3.13    Intellectual Property Rights of the Target Companies
Schedule 3.14    Environmental Matters of Target Companies
Schedule 3.15    Leases - Personal and Real Property of the Target Companies
Schedule 3.16    Personal Property of the Target Companies
Schedule 3.17    Real Property of the Target Companies
Schedule 3.18    Contracts of the Target Companies
Schedule 3.19    Exceptions to Customers and Commitments of Target Companies
Schedule 3.20    Insurance of the Target Companies
Schedule 3.21 Compensation; Employment Agreements; Employee Manuals/Policies of the Target Companies
Schedule 3.22    Employee Plans of the Target Companies
Schedule 3.23    Conformity with Law; Litigation of the Target Companies
Schedule 3.24    Tax Returns of Target Companies
Schedule 3.25    Consents of the Target Companies
Schedule 3.26    Commissions and Fees of Partnership and Target Companies
Schedule 3.28    Absence of Changes of the Target Companies
Schedule 3.29    Deposit Accounts; Powers of Attorney of the Target Companies
Schedule 3.31    Options and Preemptive Rights of Target Companies
Schedule 3.34    Affiliate Transactions of the Partnership and the Target
                 Companies
Schedule 4.3     Capital Stock of Danzer and DII
Schedule 4.4     Danzer and Danzer Sub Stock Option and Stock Purchase Plans
Schedule 4.5     Subsidiaries of Danzer and DII
Schedule 4.7     Danzer Absence of Changes
Schedule 4.8     Predecessor Status of Danzer and DII
Schedule 4.9     Accounts and Notes Receivable of Danzer and DII
Schedule 4.10    License and Permits of Danzer and DII
Schedule 4.11    Intellectual Property Rights of Danzer and DII
Schedule 4.12    Environmental Permits and Approvals of Danzer and DII
Schedule 4.13    Leases of Danzer and DII
Schedule 4.14    Personal Property of Danzer and DII
Schedule 4.15    Real Property of Danzer and DII
Schedule 4.16    Contracts of Danzer and DII
Schedule 4.17    Significant Customers; Commitments of Danzer and DII
Schedule 4.18    Insurance; Bonds of Danzer and DII

Schedule 4.19 Compensation; Employment Agreements; Employee Manuals/Policies of Danzer and DII
Schedule 4.20    Employee Plans of Danzer and DII
Schedule 4.22    Conformity with Law; Litigation of Danzer and DII
Schedule 4.23    Tax Returns of Danzer and DII
Schedule 4.25    Effect of Agreement on Danzer and DII
Schedule 4.26    Liabilities and Obligations of Danzer and DII
Schedule 4.27    Consents of Danzer and DII
Schedule 4.28    Options and Preemptive Rights of Danzer and DII
Schedule 4.30    Affiliate Transactions of Danzer and DII
Schedule 11.1    Reverse Stock Split

                                    EXHIBITS


Exhibit "A"    Certificate of Designations, Rights and Preferences of Danzer
               Series C Preferred Stock
Exhibit "B"    Williams Employment Agreement
Exhibit "C"    Registration Rights Agreement
Exhibit "D"    Duncan Smith Warrant
Exhibit "E"    Employee Options

                ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION


     THIS ACQUISITION AGREEMENT AND PLAN OF  REORGANIZATION (this "Agreement")
                                                                   ---------
is made as of the ____ day of June, 2001, by and among Danzer Corporation, a New York corporation ("Danzer"), Danzer Industries, Inc., a Maryland corporation
                   ------
("DII") Pyramid Coach, Inc., a Tennessee corporation ("Pyramid"), Champion
  ---                                                  -------
Trailer, Inc., an Indiana corporation ("Champion"), United Acquisition, Inc., an
                                        --------
Indiana corporation ("United"), U.S. Rubber Reclaiming, Inc., an Indiana
                      ------
corporation ("U.S. Rubber") (Pyramid, OLC, Champion, United and U.S. Rubber are
              -----------
each a "Target Company" and are collectively the "Target Companies") and
        --------------                            ----------------
Obsidian Capital Partners, L.P., an Indiana limited partnership and the sole shareholder of U.S. Rubber and United and the majority shareholder of Champion ("Partnership"), and Timothy S. Durham, an Individual representing the
  -----------
Shareholders of Pyramid, and Marcus Kennedy pursuant to Special Powers of Attorney.

     WHEREAS, the respective Boards of Directors of Danzer, DII, the Target Companies, United and the General Partner of Partnership deem it advisable and in the best interests of their respective corporations, shareholders and partners that the Target Companies be acquired by Danzer pursuant to this Agreement and the applicable provisions of the laws of the respective States of incorporation of Danzer and the Target Companies; and

     WHEREAS, it is intended for Federal income tax purposes that the reorganization contemplated by this Agreement shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                          ----

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                                  ARTICLE I.
                                  ----------
                              Certain Definitions

     1.1  Certain Definitions.

  In addition to terms otherwise defined in this Agreement, as used in this Agreement, the following terms shall have the meanings set forth below:

          (a) "1933 Act" means the Securities Act of 1933, as amended.
               --------

          (b) "Acquisition" has the meaning set forth in Section 2.2.
               -----------

          (c) "Acquisition Consideration One" means 1,970,962 unregistered
               -----------------------------
     shares of Danzer Preferred Stock.

          (d)  "Acquisition Consideration Two" means 2,206,893 unregistered
                -----------------------------
shares of Danzer Preferred Stock.

          (e) "Acquisition Stock" means the Danzer Preferred Stock to be
               -----------------
     exchanged for the Target Companies' capital stock as provided in Section
     2.2.

          (f) "Affiliate(s)" shall mean any person or entity directly or
               ------------
     indirectly controlled by or under direct or indirect common control of such party. For purposes of this definition, "control" means the power to
                                               -------
     direct the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

          (g) "Bank Legacy Commitment" means the commitments by the Partnership
                    -----------------
     pursuant to a certain Capital Contribution Agreement by and among the Partnership, U.S. Rubber and Bank One, Indiana, National Association dated as of December 29, 2000, as the same may be replaced, concurrently herewith, and that certain Capital Contribution Agreement by and among the Partnership, United and United's Senior Lender, to be entered into upon the acquisition of Expressline, as more fully set forth in Section 11.5.

          (h) "Bank Legacy Contribution" has the meaning set forth in Section
               ------------------------
     11.5

          (i) "best knowledge", "have no knowledge of", or "do not know of" and
               --------------    --------------------       --------------
     similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after reasonable investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any partner, executive officer, shareholder, director or member of such entity after reasonable investigation and inquiry by the principal executive officer of such entity.

          (j) "Closing" has the meaning set forth in Section 2.1.
               -------

          (k) "Closing Date" has the meaning set forth in Section 2.1.
               ------------

          (l) "Committee" has the meaning set forth in Section 11.5.
               ---------

          (m) "Current Balance Sheet Date" means April 30, 2001.
               --------------------------

          (n) "Danzer Common Stock" means the Common Stock of Danzer, $0.0001
               -------------------
     per share.

          (o) "Danzer Preferred Stock" means the Series C Convertible Preferred
               ----------------------
     Stock of Danzer, $0.0001 par value per share, with such rights, designations and preferences set forth in the Certificate of Designations, Rights and Preferences of the Series C Convertible Preferred Stock attached hereto as Exhibit "A", Danzer Preferred Stock is also sometimes referred to
               ----------
     herein as the Acquisition Stock.

          (p) "DII" means Danzer Industries, Inc., a Maryland corporation, and
               ---
     wholly owned subsidiary of Danzer.

          (q)  "Durham" means Timothy S. Durham, who shall represent the
                ------
     Partnership at both the First and Second Closing and who pursuant to an Irrevocable Power of Attorney shall represent various individual Shareholders at Closing.

          (r) "Effective Time" has the meaning set forth in Section 2.4.
               --------------

          (s) "Environmental Laws" has the meaning set forth in Section 3.14.
               ------------------

          (t) "Effective Time" means the consummation of the Acquisition contemplated by this Agreement for each of Target Companies.

          (u) "ERISA" has the meaning set forth in Section 3.22.
               -----

          (v) "First Closing" means the Acquisition by Danzer of Pyramid, Champion and U.S. Rubber

          (w)  "Limited Partnership Agreement" has the meaning set forth in
          Section 11.7.

          (x) "Material Adverse Effect" has the meaning set forth in Section
               -----------------------
     3.1.

          (y) "Plan of Reorganization" means the Type B Reorganization to be
               ----------------------
     approved by the Board of Directors of Danzer and filed with the Internal Revenue Service pursuant to Section 368(a) of the Code.

          (z) "Returns" means any returns, reports or statements (including any
               -------
     information returns) required to be filed for purposes of a particular Tax (hereafter defined).

          (aa) "Schedule" means each Schedule attached hereto, which shall
                --------
     reference the relevant section of this Agreement, on which the parties hereto shall disclose information as part of their respective representations, warranties and covenants.

          (bb)  "Second Closing" means the acquisition by Danzer of United
                ---------------

          (cc) "Shareholders' Meeting" has the meaning set forth in Section
                ---------------------
     11.1.

          (dd) "Tax" or "Taxes" means all federal, state, local or foreign net
                ---      -----
     or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property, deed, stamp, alternative or add on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

          (ee) "Williams" means M.E. "Mel" Williams, the President of Danzer.
                --------


                                  ARTICLE II.
                                 ------------
                          Terms of the Reorganization

     2.1  The Closing.

  The closing of each Acquisition (as defined herein) (each a "Closing" ) shall take place as soon as reasonably practicable after the date hereof, at the offices of Jackson Walker, L.L.P. at 901 Main Street, Suite 6000, Dallas, Texas 75202, or such other date as may be agreed upon in writing by the parties to this Agreement. The date on which a Closing occurs is hereinafter referred to as a "Closing Date".
                                                ------------

     2.2  Acquisition.

  Subject to and upon the terms and conditions herein, at a Target Company's respective Closing Date, (i) Danzer shall acquire all of the outstanding capital stock of Pyramid by an exchange of 810,099 shares of Danzer Preferred Stock (the "Acquisition Stock") for 100% of the issued and outstanding capital stock of
 -----------------
Pyramid, (ii) Danzer shall acquire all of the outstanding capital stock of Champion by an exchange of 135,712 shares of Danzer Preferred Stock (the "Acquisition Stock") for 100% of the issued and outstanding capital stock of
------------------
Champion, (iv) Danzer shall acquire all of the outstanding capital stock of U.S. Rubber by an exchange of 1,025,151 shares of Danzer Preferred Stock (the "Acquisition Stock") for 100% of the issued and outstanding capital stock of
------------------
U.S. Rubber, and (v) Danzer shall acquire all of the outstanding capital stock of United by an exchange of 2,206,893 shares of Danzer Preferred Stock (the "Acquisition Stock") for 100% of the issued and outstanding capital stock of
------------------
United. After such exchange of stock (each acquisition is referred herein as an "Acquisition"), each respective Target Company shall be a wholly owned
 -----------
subsidiary of Danzer and shall continue to be governed by the laws of each respective Target Company's State of incorporation and the separate corporate existence of each Target Company shall continue with all rights, privileges, powers, immunities and purposes.

     2.3  Outstanding Options of Target Companies.

  At each Target Company's respective Closing, every option, right or commitment of any kind which obligates such newly acquired Target Company to issue any of its authorized but unissued capital stock shall automatically cease, terminate and expire and/or be converted into an option or warrant at the Parent level or be a compensation agreement for "Phantom Stock" pursuant to a written agreement.

     2.4  Effective Time of the Acquisition.

  Each Acquisition shall become effective on its Closing Date concurrently with the exchange of Acquisition Stock for such Target Company's capital stock.

     2.5  Exchange of Ownership Interests.

  Pursuant to Section 2.2, on a Closing Date of an Acquisition, the Partnership and shareholders of such newly acquired Target Company shall tender to Danzer their respective shares of capital stock of such Target Company and, receive their pro rata share of the Acquisition Stock, and until the certificate or certificates of common stock in such Target Company shall have been surrendered by such shareholder and replaced by a certificate or certificates representing Danzer Preferred Stock, the certificate or certificates of common stock of such Target Company shall, for all purposes be deemed to be the appropriate pro rata portion of the Acquisition Stock. All shares of Danzer Preferred Stock issuable to the shareholders in the Acquisition shall be deemed for all purposes to have been issued by Danzer on such Closing Date. The Partnership and shareholders shall promptly cure any deficiencies with respect to documents of conveyance with respect to such transfer of such Target Company's common stock. The Acquisition Consideration One and Acquisition Consideration Two for the First Closing and Second Closing respectfully shall be as set forth in Schedule 2.5.

     2.6  Composition of Danzer's Board of Directors.

  Upon consummation of the First Closing, at the Effective Time, (a) Danzer shall cause Russell Cleveland ("Cleveland") to resign from Danzer's Board of Directors, and (b) Danzer shall nominate Timothy S. Durham

("Durham") to fill the vacancy created by Cleveland's resignation. Upon
  ------
consummation of the First Closing, at the Effective Time, each of the members of Danzer's Board of Directors shall hold office until the next meeting of the shareholders of Danzer, until their successors have been duly elected and qualified or until they resign. At the first meeting of Danzer Shareholders following Closing the Board of Directors shall be expanded to seven (7) members, and a new slate of directors shall be nominated and elected. In accordance with Danzer's articles of incorporation and bylaws, Danzer's Board of Directors shall have the right to be indemnified to the fullest extent permitted by the New York Business Corporation Law.

     2.7  Executive Management Team of Danzer.

  Upon consummation of the first Closing, at the Effective Time, the Board of Directors of Danzer shall appoint the executive officers of Danzer as follows:
(i) Durham, Chairman, and Chief Executive Officer; (ii) Terry G. Whitesell, President and Chief Operating Officer, (iii) Jeffrey Osler, Executive Vice President, Secretary and Treasurer; (iv) Williams, President of DII.

     2.8  Executive Officers and Board of Directors of each Danzer Subsidiary.

  Upon each Target Company's respective Closing, the executive officers and directors of such Target Company shall be as shown on Schedule 2.8. Upon consummation of the First Closing, at the Effective Time, the executive officers and directors of DII shall be as shown on Schedule 2.8.

     2.9  Subsequent Actions.

  If, at any time after any Closing Date, Danzer or any Target Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Danzer or such Target Company its right, title or interest in, to or under any of the assets in the Target Companies or otherwise to carry out this Agreement, in return for the consideration set forth in this Agreement, such Target Company and the Partnership shall execute and deliver all such deeds, bills of sale, assignments and assurances and take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under the assets or stock in such Target Company in Danzer or otherwise to carry out this Agreement.


                                 ARTICLE III.
                                 ------------
                    Representations and Warranties of each
                      Target Company and the Partnership

     Each Target Company and the Partnership, hereby jointly and severally represent and warrant to Danzer as follows:

     3.1  Corporate Existence; Good Standing.

  Each Target Company is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and each has the requisite power and authority to own its assets and to carry on its business as it is now being conducted. Each Target Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of such Target Company (as used herein with respect to such Target Company, or with respect to any other person, a "Material Adverse Effect"). Other than the States of Indiana, Tennessee,
 -----------------------
Mississippi, Texas and Michigan no Target Company is authorized or qualified to do business in or has any assets, employees or offices in any other state, except for consignment inventory at various locations from time to time.

     3.2  Power and Authority.

  (i) The representatives of the Target Companies and the Partnership executing this Agreement have the authority to enter into and bind each Target Company and the Partnership to the terms of this Agreement, (ii) each of the Target Companies and the Partnership have the full legal right, power and authority to enter into this Agreement, the Plan of Reorganization and all agreements and other documents executed and delivered by them pursuant to this Agreement or to be executed and delivered on its Closing Date, and (iii) each of the Target Companies, the Partnership, its general partner and its representatives have taken all action required by law, their articles of incorporation, bylaws, certificate of limited partnership, partnership agreement or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The Board of Directors of each Target Company and the general partner of the Partnership shall approve this Agreement and the transactions contemplated hereby in all respects and copies of all such resolutions shall be certified by the Secretary of each Target Company and the general partner of the Partnership as being in full force and effect on its respective Closing Date. Each Target Company and the general partner of the Partnership has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered to Danzer and DII in connection herewith. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of each respective Closing Date, duly executed and delivered by such Target Company and the Partnership, and constitute or will constitute the legal, valid and binding obligations of such Target Company and the Partnership, enforceable against the Partnership and such Target Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered pursuant to this Agreement or to be executed and delivered on each Target Company's respective Closing Date, do not, and subject to the receipt of consents described on Schedule 3.25, the consummation of the actions
                      -------------
contemplated hereby will not, violate any provision of the articles of incorporation or bylaws of such Target Company or of the general partner of the Partnership, or certificate of limited partnership or partnership agreement of the Partnership or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which such Target Company or Partnership is a party or by which such Target Company or Partnership is bound, or violate any material restrictions of any kind to which such Target Company or Partnership is subject, or result in any lien or encumbrance on any of the Partnership's assets or any of such Target Company's assets.

     3.3  Ownership in the Target Companies.

  The authorized capital stock of each Target Company is as set forth on
Schedule 3.3.  All of the issued and outstanding shares of the capital stock of
------------
each Target Company are owned by the Partnership and the shareholders in the amounts set forth in Schedule 3.3. Other than the shares owned by the
                     ------------
Partnership and the shareholders set forth on Schedule 3.3, there are no
                                              ------------
securities outstanding of any Target Company. The Partnership, severally, represents and warrants that the shares of capital stock of each Target

Company owned by the Partnership are owned of record and beneficially by the Partnership free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of each Target Company have been duly authorized and legally and validly issued, are fully paid and nonassessable, and further, such shares were offered, issued, sold and delivered by such Target Company in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights, rights of first refusal or similar rights of any past or present shareholder. Except as set forth on Schedule 3.3, no
                                                            ------------
shares of capital stock of any Target Company are owned by such Target Company in treasury.

     3.4  Transactions in Capital Stock, Options.

  Except as set forth on Schedule 3.4, no option, right or commitment of any
                         ------------
kind exists which obligates any Target Company to issue any of its authorized but unissued capital stock; and each Target Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities therein or to pay any or make any distribution in respect thereof; and neither the voting stock structure of any Target Company nor the relative ownership of its shareholders have been altered or changed in contemplation of the Acquisition. None of the Target Companies' capital stock was issued pursuant to awards, grants or bonuses in contemplation of the Acquisition. There are no bonds, debentures, notes or other obligations the holders of which have the right to vote with the Partnership on any matter; there are no securities of any Target Company convertible into equity interests in such Target Company.

     3.5  Subsidiaries.

  Except as set forth on Schedule 3.5, the Target Companies have no
                         ------------
subsidiaries.  Except as set forth in Schedule 3.5, the Target Companies do not
                                      ------------
presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is any Target Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     3.6  Corporate Records.

  True and correct copies of the articles of incorporation, bylaws and minutes of each Target Company and the certificate of limited partnership and partnership agreement of the Partnership, and all amendments thereto, have been delivered to Danzer and DII. The books of account of each Target Company have been kept accurately in the ordinary course of business and the revenues, expenses, assets and liabilities of each such Target Company has been properly recorded in such books.

     3.7  Predecessor Status; etc.

  Except as set forth on Schedule 3.7, each Target Company has no predecessor
                         ------------
companies and, except as disclosed herein, has never been a subsidiary or division of another corporation or a part of an acquisition, which was later rescinded.

     3.8  Spin-off by the Target Companies.

  From and after December 31, 2000, there has not been any sale, spin-off or split-up of material assets of any Target Company or any of its Affiliates.

     3.9  Financial Statements.

  Subject to the limitations set forth in Schedule 3.9 describing the level of accounting review and/or audit status, each Target Company has heretofore furnished

Danzer and DII with true, correct and complete copies of the following financial statements of such Target Company (the "Target Company Financial
                                                  ------------------------
Statements") (i) each Target Company's audited Balance Sheet as of December 31,
----------
2000 ("Balance Sheet") and (ii) Statements of Income and Retained Earnings for
       -------------
December 31, 2000 ("Statements of Income").  Such Target Company Financial
                    --------------------
Statements have been prepared on a consistent basis throughout the periods indicated. The Balance Sheet presents fairly in all material respects the financial position of each such Target Company as of the dates indicated thereon, and such Statements of Income present fairly in all material respects the results of operations for the periods indicated thereon and reflect all fixed and contingent liabilities of each such Target Company. The Target Company Financial Statements are true, correct and complete in all material aspects, are in accordance with the books of each such Target Company, fairly represent the financial condition and operations of each such Target Company as of the date and periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods.

     3.10  Liabilities and Obligations.

  Each Target Company has delivered to Danzer and DII an accurate list (which is set forth on Schedule 3.10) of (i) all liabilities of each such Target Company
             -------------
or otherwise reflected in the Target Company Financial Statements at April 30, 2001 (the "Current Balance Sheet Date"), and which are not disclosed on any of
           --------------------------
the other Schedules to this Agreement, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges or other security agreements to which such Target Company is a party or by which its properties may be bound. Each Target Company has not incurred any material liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practices. Each Target Company has also delivered to Danzer and DII on Schedule 3.10, in the case of those contingent
                               -------------
liabilities related to pending or threatened litigation, or other liabilities which are not fixed, a good faith and reasonable estimate of the maximum amount which such Target Company reasonably expects will be payable and the amount, if any, accrued or reserved for each such potential liability on the Target Company Financial Statements. For each such contingent liability or liability for which the amount is not fixed or is contested, such Target Company has provided to Danzer and DII the following information:

          (a) a summary description of the liability together with the following:

               (i)    copies of all relevant documentation relating thereto;

               (ii)   amounts claimed and any other action or relief sought; and

               (iii) name of claimant and all other parties to the claim, suit or proceeding;

          (b) the name of each court or agency before which such claim, suit or proceeding is pending;

          (c) the date such claim, suit or proceeding was instituted; and

          (d) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

     3.11  Accounts and Notes Receivable.

  Each Target Company has delivered to Danzer and DII an accurate list of the accounts and notes receivable of such Target Company, as of the Current Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Current Balance Sheet Date, and including receivables from and advances to employees. Except to the extent reflected on Schedule 3.11, such
                                                          -------------
accounts, notes and other receivables represent bona-fide obligations and are and shall be collectible, except where the failure to collect would not have a Material Adverse Effect on such Target Company, net of reserves reflected in the Current Balance Sheet as of the Current Balance Sheet Date with respect to accounts receivable as of the Current Balance Sheet Date, and net of reserves reflected in the books and records of such Target Company (consistent with the methods used for the Current Balance Sheet) with respect to accounts receivable of such Target Company after the Current Balance Sheet Date.

     3.12  Permits and Intangibles.

  Each Target Company, or such Target Company's employees, as appropriate, hold all licenses, certificates of occupancy, concessions, grants, certificates of need, franchises, permits and other governmental authorizations ("Licenses")
                                                                  --------
necessary to conduct their business as presently conducted, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on such Target Company. Each Target Company has delivered to Danzer and DII an accurate list and summary description (which is set forth on Schedule 3.12) of
                                                             -------------
all such Licenses (including identification of the person holding the License) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 3.14 and a list of
                                              -------------
intellectual property licenses is set forth on Schedule 3.13).  The Licenses and
                                               -------------
other rights listed on Schedules 3.13 and 3.14 are valid, and no Target Company
                       --------------     ----
has received any notice that any person intends to cancel, terminate or not renew any such License or other right. Each Target Company has conducted and is conducting its business in material compliance with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedules 3.13 and 3.14 and is not in violation of any of the foregoing except
--------------     ----
where such non-compliance or violation would not have a Material Adverse Effect on such Target Company. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to any Target Company by, any such Licenses or other rights. There are no proceedings pending, or, to the best knowledge of the Partnership or any Target Company, threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any of the Licenses.

     3.13  Intellectual Property Rights.

  Except as set forth on Schedule 3.13, each Target Company has no right, title
                         -------------
or interest in or to patents, patent rights, corporate names, assumed names, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas, trade secrets and
internet domain names or similar items.   Except for off-the-shelf software
licenses and except as set forth on Schedule 3.13, no Target Company is a
                                    -------------
licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets or similar items and no such licenses are necessary for the conduct of their businesses or the use of their assets. No claim is pending or has been made to the effect that the assets of any Target Company or the present or past operations of any Target Company in connection with its assets or business infringes upon or conflicts with the asserted rights of others to any patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, licenses, specialized treatment protocols, copyrights, formulas, know-how and trade secrets. To the best knowledge of the Partnership and each Target Company, each Target Company has the sole and exclusive right to use all of its assets constituting proprietary rights without infringing or violating the rights of any third parties and no consents of any third parties are required for the use thereof by Danzer.

     3.14  Environmental Matters.

  Except as specified in Schedule 3.14, and except where any failure to comply
                         -------------
or action would not have a Material Adverse Effect, (i) each such Target Company has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of its respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"); (ii) the
                                        ------------------
Partnership and the Target Companies have not received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that any of the Target Companies may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, and (iii) to the best knowledge of the Partnership and each of the Target Companies, no Target Company has any contingent liability in connection with any release of any hazardous materials into the environment.

     3.15  Leases.

  Schedule 3.15 attached hereto sets forth a list of all leases pursuant to
  -------------
which each Target Company, or any Affiliate or employee of such Target Company, leases, as lessor or lessee, real or personal property used in operating the business of such Target Company or related to the assets of such Target Company. All such leases listed on Schedule 3.15 are valid and enforceable in accordance
                          -------------
with their respective terms, and there is not under any such lease any existing default by such Target Company, or any Affiliate or employees of such Target Company, as lessor or lessee, or any condition or event of which such Target Company has knowledge which with notice or lapse of time or both, would constitute a default, in respect of which such Target Company has not taken adequate steps to cure such default or prevent a default from occurring.

     3.16  Personal Property.

          (a) The Partnership and each Target Company has delivered to Danzer and DII an accurate list (which is set forth on Schedule 3.16) of (x) all
                                                     -------------
     personal property material to the operations of each Target Company included (or that will be included) in "depreciable plant, property and equipment" on the balance sheet of such Target Company and (y) all other personal property owned by such Target Company with an individual value in excess of $5,000 (i) as of the Current Balance Sheet Date and (ii) acquired since the Current Balance Sheet Date. Included on Schedule 3.16 is all
                                                        -------------
     material personal property used or leased by such Target Company pursuant to the leases described on Schedule 3.15.
                                -------------

          (b) All of the personal property listed on Schedule 3.16, except as
                                                     -------------
     noted on such Schedule, is in good working order and condition, ordinary wear and tear expected and conforms with all applicable ordinances, regulations and other laws and neither the Partnership nor any Target Company has any knowledge of any latent defects therein. Each Target Company has good and marketable title to all such personal property free and clear of all charges, claims, liens, exceptions or encumbrances except for those, if any, which are set forth on Schedule 3.16 attached hereto.
                                               -------------

          (c) Except as noted on Schedule 3.16, all assets of each Target
                                 -------------
     Company constituting inventory are owned or used by such Target Company are in good, current, standard and merchantable condition and are not obsolete or defective.

     3.17  Real Property.

     Except as set forth on Schedule 3.17, no Target Company owns any real
                            -------------
     property.

     3.18  Contracts.

          (a) The Partnership and each Target Company have delivered to Danzer and DII true and correct copies of all written, and disclosed to Danzer and DII, all oral contracts, obligations and commitments of each Target Company ("Contracts") entered into in connection with or related to such Target
       ---------
     Company, all of which are listed or incorporated by reference on Schedule
                                                                      --------
     3.13 (in the case of intellectual property rights), Schedule 3.15 (in the
     ----                                                -------------
     case of leases), Schedule 3.18 (in the case of Contracts other than
                      -------------
     intellectual property, leases or employment agreements) attached hereto,
     Schedule 3.21 (in the case of employment agreements).  Except as otherwise
     -------------
     indicated on such Schedules, all of such Agreements are valid, binding and enforceable in accordance with their terms and are in full force and effect, and to the Partnership and each Target Company's best knowledge, no defenses, offsets or counterclaims have been asserted or may be made by any party thereto.

          (b) There is not under any Contract any existing default by any Target Company, or any condition or event of which the Partnership or any Target Company has knowledge which with notice or lapse of time, or both, would constitute a default. The Partnership and the Target Companies have no knowledge of any default by any other party to such Contracts. The Partnership and the Target Companies have not received notice of the intention of any party to any Contract to cancel or terminate any Contract and have no reason to believe that any amendment or change to any Contract is contemplated by any party thereto. Other than those contracts, obligations and commitments listed on Schedule 3.13, Schedule 3.15,
                                           -------------  -------------
     Schedule 3.18 and Schedule 3.21, the Partnership and the Target Companies
     -------------     -------------
     are not a party to any material written or oral agreement contract, lease or arrangement, including without limitation, any:

               (i) Contract related to the merger of the Partnership or any Target Company, or the sale of the stock of or assets of the Partnership or any Target Company other than this Agreement;

               (ii) Employment, independent contractor, consulting or compensation agreement or arrangement;

               (iii)  Labor or collective bargaining agreement;

               (iv) Lease agreement with respect to any property, whether as lessor or lessee;

               (v) Deed, bill of sale or other document evidencing an interest in or agreement to purchase or sell real or personal property;

               (vi) Contract for the purchase of materials, supplies or equipment (i) which is in excess of the requirements of the business of such Target Company now booked or for normal operating inventories,
          (ii) which is not terminable upon notice of thirty (30) days or less, or (iii) which has not been entered into in the ordinary course of business;

               (vii) Agreement for the purchase from a supplier of all or substantially all of the requirements of such Target Company of a particular product or service;

               (viii) Loan agreement or other contract for money borrowed or lent or to be borrowed or lent to another;

               (ix)   Contracts containing non-competition covenants; or

               (x) Other contracts or agreements that involve either an unperformed commitment in excess of $1,000 or that terminate or can only be terminated by such Target Company on more than thirty (30) days after the date hereof.

     3.19  Significant Customers; Commitments.

          (a) The Partnership and each Target Company has delivered to Danzer and DII an accurate list of (i) all significant customers, it being understood and agreed that a "significant customer," for purposes of this
     Section 3.19, means a customer (or person or entity) representing five percent (5%) or more of such Target Company's annual revenues for its most recently completed fiscal year. None of the Target Companies' significant customers have canceled or substantially reduced or, to the best knowledge of the Partnership and the Target Companies, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by any Target Company.

          (b) To the best knowledge of the Partnership and the Target Companies, except as described on Schedule 3.19, no partner, employee or officer of
                            -------------
     the Partnership or any of the Target Companies, or any Affiliate thereof
     (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or Affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Partnership or any of the Target Companies, or (ii) is a party to an agreement or relationship that involves the receipt by such person of compensation or property from the Partnership or any of the Target Companies other than through a customary employment relationship.

          (c) Except as set forth on Schedule 3.19, none of the Target Companies
                                     -------------
     have experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and, to the best knowledge of the Partnership and each of the Target Companies, no such shortage of supply of inventory items is threatened or pending. To the best knowledge of the Partnership and the Target Companies, no customer or supplier of any of the Target Companies will cease to do business with, or substantially reduce its purchases from, any Target Company after the consummation of the transactions contemplated hereby, which cessation or reduction would reasonably be expected to have a Material Adverse Effect on such Target Company.

     3.20  Insurance; Bonds.

  The Partnership and each Target Company has delivered to Danzer and DII (i) an accurate list of all insurance policies carried by each Target Company, (ii) an accurate list of all insurance loss runs or workers compensation claims and
(iii) true, complete and correct copies of all insurance policies currently in effect (which are set forth on Schedule 3.20). Such insurance policies evidence
                               -------------
all of the insurance that each Target Company is required to carry pursuant to all of its contracts, loan agreements and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through each Target Company's respective Closing Date. No insurance carried by any Target Company has been canceled by the insurer and no Target Company has been denied coverage. No Target Company has performance or other bonds securing obligations of such Target Company.

     3.21  Compensation; Employment Agreements; Employee Manuals/Policies.

          (a) Set forth on Schedule 3.21 is an accurate list of all officers,
                           -------------
     and directors of each Target Company, listing all employment, non-compete or other agreements with such officers, directors and key employees (and the portions thereof attributable to salary, bonus and other compensation, respectively), and promised increases in compensation that have not yet been effected, of each of such persons. The Partnership and each Target Company has provided to Danzer and DII true, complete and correct copies of any employment, non-compete or other agreements for persons listed on
     Schedule 3.21.  Since the Current Balance Sheet Date, there have been no
     -------------
     material increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices and described on Schedule 3.21. Schedule 3.21 contains a true and complete list
                  -------------  -------------
     of all employee manuals, materials, policies, procedures and work-related rules, copies of which have been delivered to Danzer and DII.

          (b) To the best knowledge of the Partnership and the Target Companies, each Target Company is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices. To the best knowledge of the Partnership and the Target Companies, each Target Company has not engaged in any unfair labor practice. There are no unfair labor practice charges or complaints pending or threatened against any Target Company and no Target Company has ever been a party to any agreement with any union, labor organization or collective bargaining unit. The Target Companies have not experienced any labor interruptions. There are no significant controversies pending or, to the best knowledge of the Partnership and the Target Companies, threatened, between the Target Companies and any of their employees.

     3.22  Employee Plans.

  Except as set forth on Schedule 3.22, there are no employee benefit plans (the
                         -------------
"Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee
 ----------------------
Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by any
                                                     -----
Target Company or to which a Target Company contributes on behalf of its employees nor have there been any Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. The Target Companies have not incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA or under the Code with respect to any Employee Benefit Plan.

     3.23  Conformity with Law; Litigation.

          (a) Except as set forth on Schedule 3.23, to the best knowledge of the
                                     -------------
     Partnership and the Target Companies, the Target Companies are not in violation of, nor have they been given notice of the violation of, or charged with any violation of, any law, rule, regulation, statute, ordinance of the type normally applicable to the Target Companies or order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Target Companies which would have a Material Adverse Effect on the Target Companies;

          (b) Except to the extent set forth on Schedule 3.23, there are no
                                                -------------
     claims, actions, suits or proceedings, pending or, to the best knowledge of the Partnership and the Target Companies, threatened, against or affecting, the Target Companies, at law or in equity, before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Partnership or the Target Companies.

          (c) Except as set forth on Schedule 3.23, neither the Partnership nor
                                     -------------
     any of the Target Companies are subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a Material Adverse Effect on any Target Company. To the best knowledge of the Partnership and the Target Companies, each Target Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations, including all orders and other approvals set forth on Schedule 3.23, except where any such noncompliance,
                  -------------
     individually or in the aggregate, would not have a Material Adverse Effect on such Target Company.

     3.24  Taxes.

          (a) Schedule 3.24 is a list of all Returns required to be filed by
              -------------
     each Target Company.

          (b) Each Target Company has elected to be taxed under Subchapter C of the Code.

          (c) Each Target Company has duly and timely filed with the appropriate governmental agencies all Returns (including information Returns), reports, declarations, statements and other documents required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction in respect of all income, gross income, gross receipts, excise, corporate, franchise, property, sales, use, ad valorem, transfer, payroll, withholding, occupation, premium, customs, duties, stamp, service, service use, profits, license, lease or other Taxes. All such Returns as of the time of their filing, were complete and accurate and properly reflect the Taxes of such Target Company for the periods covered thereby.

          (d) All Taxes related to taxable periods or portions thereof ending on or prior to each Target Company's respective Closing Date, including without limitation governmental charges, assessments and required contributions of such Target Company with respect to its business that may result in the filing of a lien on the assets of such Target Company or that may result in the imposition of transferee or other liability on such Target Company for the payment of such Taxes, have been accurately recorded and duly paid, collected or withheld and remitted to the appropriate governmental agency or other entity, except for current Taxes not due and payable on or prior to its respective Closing Date (such Taxes to be paid when due by such Target Company).

          (e) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Target Companies.

          (f) No Returns of any of the Target Companies are currently being audited by any taxing authority nor to the best knowledge of the Partnership and the Target Companies, is such audit threatened. No waivers of statutes of limitation with respect to any of the Returns have been given by or requested from any Target Company. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established as is fully reflected in the Financial Statements.

     3.25  Consents.

  Except as set forth on Schedule 3.25, no consent, authorization, permit,
                         -------------
license or filing with any governmental authority, any lender, lessor, manufacturer, supplier, shareholder, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement and the agreements and documents contemplated hereby on the part of the Partnership or any of the Target Companies. The consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit of the Partnership or any Target Company.

     3.26  Commissions and Fees.

  Except as set forth on Schedule 3.26, there are no contracts, agreements or
                         -------------
claims for brokerage commissions or finder's or similar fees arising from, or in connection with, the transactions contemplated by this Agreement which currently exist or may now or hereafter be asserted against Danzer, DII the Partnership, the Target Companies, or any of their shareholders or partners resulting from any action taken by the Partnership, the Target Companies or their respective agents or employees, or any of them.

     3.27  Government Contracts.

  No Target Company is a party to any governmental contracts subject to price redetermination or renegotiation.

     3.28  Absence of Changes.

  Except as set forth in Schedule 3.28, since the Current Balance Sheet Date, no
                         -------------
Target Company has (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of such Target Company, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects; (b) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or could materially and adversely affect, its business; (c) acquired or disposed of any assets except in the ordinary course of business; (d) written up or written down the carrying value of any of its assets; (e) incurred or discharged any liabilities or obligations except in the ordinary course of business; (f) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims; (g) mortgaged or pledged or subjected to any other encumbrance any of its properties or assets; (h) changed the costing system or depreciation methods of accounting for its assets; (i) lost or terminated any employee, the loss or termination of which has materially and adversely affected, or could materially and adversely affect, its business or assets; (j) lost any customer or supplier, or received any written or verbal notice from any customer or supplier of its intent to terminate, modify, cancel or fail to renew any contract or agreement for services or supplies which would have a Material Adverse Effect on such Target Company; or (k) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or could materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of such Target Company.

     3.29  Deposit Accounts; Powers of Attorney.

  The Partnership and Target Companies have delivered to Danzer and DII an accurate schedule (which is set forth on Schedule 3.29) as of the date of this
                                         -------------
Agreement of:

          (a) the name of each financial institution in which the Target Company has accounts or safe deposit boxes;

          (b) the names in which the accounts or boxes are held;

          (c) the type of account and account number; and

          (d) the name of each person authorized to draw thereon or have access thereto. Schedule 3.29 also sets forth the name of each person,
               -------------
     corporation, firm or other entity holding a general or special power of attorney from each Target Company and a description of the terms of such power.

     3.30  Disclosure.

  Subject to the provisions of Section 12.2, this Agreement, including the Schedules hereto, and the other agreements executed or to be executed in connection herewith do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

     3.31  Options and Preemptive Rights.

  Except as set forth on Schedule 3.31 and other than as may be set forth on
                         ---------------------------------------------------
Schedule 3.4, no person has any option, warrant or other right to acquire shares
------------
of any Target Company's capital stock and no shareholder has any preemptive or other right to acquire shares of any Target Company's capital stock.

     3.32  No Intention To Dispose of Stock.

  The Partnership and shareholders of the Target Companies are not under any binding commitment or contract to sell, exchange or otherwise dispose of any shares of Danzer Preferred Stock to be received pursuant to this Agreement.

     3.33  Anti-takeover Plan: State Takeover Statutes.

  No Target Company has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, scheme, device or arrangement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement.

     3.34  Affiliate Transactions.

  Except as set forth on Schedule 3.34, there are no transactions, agreements,
                       -------------
arrangements or understandings between the Target Companies, on the one hand, and the Partnership or its Affiliates, on the other hand.

     3.35  Solicitation.

  Neither the Partnership, Target Companies nor any of their officers, directors, members, Affiliates or agents, nor any other person acting on their behalf have been solicited, directly or indirectly, by any person to enter into a merger or similar business combination transaction with Danzer and/or DII by any form of general solicitation, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.


                                  ARTICLE IV.
                                  -----------
                       Representations of Danzer and DII

     Danzer DII, jointly and severally, represent and warrant to the Partnership and each Target Company, as follows:

     4.1  Due Organization.

  Danzer and DII are each corporations duly organized, validly existing and in good standing under the laws of its state of incorporation, respectively, and each has the requisite power and authority to own its assets and to carry on its business as it is now being conducted. Danzer and DII are each qualified to do business and are each in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so authorized or qualified would not have a Material Adverse Effect on Danzer or DII. Danzer and DII are not authorized or qualified to do business in or have any assets, employees or offices in any other states other than the State of New York and Maryland respectively.

     4.2  Power and Authority.

  (i) The respective representatives of Danzer and DII executing this Agreement have the authority to enter into and bind Danzer and DII to the terms of this Agreement, (ii) Danzer and DII have the full legal right, power and authority to enter into this Agreement and with respect to Danzer and DII, to consummate the Acquisition, and all agreements and documents delivered by them pursuant to this Agreement or to be executed and delivered on each Closing Date, and (iii) Danzer and DII have taken all action required by law, their respective articles of incorporation, their bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The Board of Directors of Danzer and DII shall approve this Agreement and the transactions contemplated hereby in all respects and copies of all such resolutions shall be certified by the Secretary of Danzer and DII, respectively, as being in full force and effect on each Closing Date. All corporate acts and other proceedings required to have been taken by Danzer and DII to authorize the execution, delivery and performance of this Agreement and the consummation of the Acquisition have been duly and properly taken. Upon obtaining the necessary approvals and consents set forth on Schedule 4.27 or otherwise contemplated
                                    -------------
herein, this Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of each respective Closing Date, duly executed and delivered by Danzer and DII, as appropriate, and constitute or will constitute the legal, valid and binding obligations of Danzer and DII, enforceable against Danzer and DII in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered pursuant to this Agreement or to be executed and delivered on a Closing Date, do not, and subject to the receipt of consents described on
Schedule 4.27, the consummation of the actions contemplated hereby will not,
-------------
violate any provision of the articles of incorporation or bylaws of Danzer or DII or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which Danzer or DII is a party or by which Danzer or DII is bound, or violate any material restrictions of any kind to which Danzer or DII is subject, or result in any lien or encumbrance on any of the assets of Danzer or DII.

     4.3  Capital Stock of Danzer and DII.

The authorized capital stock of Danzer and DII is set forth on Schedule 4.3.
                                                               ------------
All of the issued and outstanding shares of the capital stock of DII is owned by Danzer in the amounts set forth in Schedule 4.3. All of the issued and
                                   ------------
outstanding shares of the capital stock of Danzer and DII has been duly authorized and legally and validly issued, are fully paid and nonassessable. Further, none of such shares were issued in violation of any preemptive rights, rights of first refusal or similar rights of any past or present shareholder.
No shares of capital stock of Danzer or DII are owned by Danzer or DII in treasury.

     4.4  Danzer Preferred Stock.

  At the time of issuance thereof and delivery to the Partnership and the shareholders of the Target Companies, the Danzer Preferred Stock to be delivered to the Partnership and the shareholders of the Target Companies pursuant to this Agreement will constitute valid and legally issued shares of Danzer, fully paid and nonassessable. The shares of Danzer Preferred Stock to be issued to the Partnership and the shareholders of the Target Companies pursuant to this Agreement will not be registered under the 1933 Act or any state securities law. Except for the Acquisition Consideration contemplated by this Agreement and Options granted to Mel Williams, no option, warrant, call, conversion right or commitment of any kind exists which obligates Danzer or DII to issue any of its authorized but unissued capital stock; neither Danzer nor DII has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and neither the voting stock structure of Danzer or DII nor the relative ownership of shares of its shareholders have been altered or changed in contemplation of the Acquisitions. None of Danzer or DII's capital stock was issued pursuant to awards, grants or bonuses in contemplation of the Acquisition. There are no bonds, debentures, notes or other obligations the holders of which have the right to vote with the shareholders of either Danzer or DII on any matter; there are no securities of Danzer or DII convertible into equity interests in Danzer or DII, respectively. Except as set forth in Schedule 4.4, neither Danzer nor DII has any stock option
                       ------------
or stock purchase plans.

     4.5  Subsidiaries.

  Except as set forth on Schedule 4.5, Danzer and DII have no subsidiaries.
                         ------------
Except as set forth in Schedule 4.5, Danzer and DII do not presently own, of
                       ------------
record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is Danzer or DII, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     4.6  Financial Statements.

  Danzer has furnished to the Partnership and each Target Company true, correct and complete copies of the following financial statements of Danzer (collectively, the "Danzer Financial Statements") its audited balance sheet for
                    ---------------------------
the period ending October 31, 2000 (the "Danzer Balance Sheet") and related
                                         --------------------
audited statements of income and retained earnings as of or for the period ended October 31, 2000 (the "Danzer Statement of Income"). Such Danzer Financial
                       --------------------------
Statements have been prepared on a consistent basis throughout the periods indicated. The Danzer Balance Sheet presents fairly in all material respects the financial position of Danzer as of the dates indicated thereon, and such Danzer Statement of Income presents fairly in all material respects the results of operations for the periods indicated thereon and reflect all fixed and contingent liabilities of Danzer. To the best knowledge of Danzer and DII, the Danzer Financial Statements are true, correct and complete in all material aspects, are in accordance with the books of Danzer, fairly represent the financial condition and operations of Danzer as of the dates and periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods.

     4.7  Absence of Certain Changes.

  Except as set forth in Schedule 4.7, since the date of the Danzer Balance
                         ------------
Sheet, Danzer has not (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of Danzer or DII, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects; (b) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or could materially and adversely affect, its business; (c) acquired or disposed of any assets except in the ordinary course of business; (d) written up or written down the carrying value of any of its assets; (e) incurred or discharged any liabilities or obligations except in the ordinary course of business; (f) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims; (g) mortgaged or pledged or subjected to any other encumbrance any of its properties or assets; (h) changed the costing system or depreciation methods of accounting for its assets; (i) lost or terminated any employee, the loss or termination of which has materially and adversely affected, or could materially and adversely affect, its business or assets; (j) lost any customer or supplier, or received any written or verbal notice from any customer or supplier of its intent to terminate, modify, cancel or fail to renew any contract or agreement for services or supplies which would have a Material Adverse Effect on Danzer or DII; or (k) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or could materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Danzer or DII.

     4.8  Predecessor Status; etc.

  Except as set forth on Schedule 4.8, each of Danzer and DII has no predecessor
                         ------------
companies and, except as disclosed herein, has never been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

     4.9  Accounts and Notes Receivable.

  Danzer and DII has delivered to the Partnership and Target Companies an accurate list (which is set forth on Schedule 4.9) of the accounts and notes
                                     ------------
receivable of Danzer and DII, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees. Except to the extent reflected on Schedule 4.9, such accounts, notes and other receivables
                    ------------
represent bona-fide obligations and are and shall be collectible, except where the failure to collect would not have a Material Adverse Effect on Danzer and DII, respectively, in the amounts shown on Schedule 4.9, net of reserves
                                           ------------
reflected in the Balance Sheet as of the Balance Sheet Date with respect to accounts receivable as of the Balance Sheet Date, and net of reserves reflected in the books and records of Danzer and DII (consistent with the methods used for the balance sheet) with respect to accounts receivable of Danzer and DII, respectively after the Balance Sheet Date.

     4.10  Permits and Intangibles.

  Danzer and/or DII, or such Danzer and/or DII's employees, as appropriate, hold all licenses, certificates of occupancy, concessions, grants, certificates of need, franchises, permits and other governmental authorizations ("Licenses")
                                                                  --------
necessary to conduct their business as presently conducted, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on Danzer and/or DII. Each Danzer and/or DII has delivered to the Partnership and Target Companies an accurate list and summary description (which is set forth on
Schedule 4.10) of all such Licenses (including identification of the person
-------------
holding the License) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule
                                                                        --------
4.12 and a list of intellectual property licenses is set forth on Schedule
----                                                              --------
4.11).  The Licenses and other rights listed on Schedules 4.11 and 4.12 are
----                                            --------------     ----
valid, and neither Danzer nor DII has received any notice that any person intends to cancel, terminate or not renew any such License or other right. Each of Danzer and DII has conducted and is conducting its business in material compliance with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedules 4.11 and 4.12 and
                                                     --------------     ----
is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on either Danzer or DII. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to Danzer or DII by, any such Licenses or other rights. There are no proceedings pending, or, to the best knowledge of Danzer or DII, threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any of the Licenses.

     4.11  Intellectual Property Rights.

  Except as set forth on Schedule 4.11, each of Danzer and DII has no right,
                         -------------
title or interest in or to patents, patent rights, corporate names, assumed names, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas, trade secrets
and internet domain names or similar items.   Except for off-the-shelf software
licenses and except as set forth on Schedule 4.11, neither Danzer nor DII is a
                                    -------------
licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets or similar items and no such licenses are necessary for the conduct of their businesses or the use of their assets. No claim is pending or has been made to the effect that the assets of Danzer and/or DII or the present or past operations of Danzer and/or DII in connection with their respective assets or business infringes upon or conflicts with the asserted rights of others to any patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, licenses, specialized treatment protocols, copyrights, formulas, know-how and trade secrets. To the best knowledge of Danzer and DII, each of Danzer and DII has the sole and exclusive right to use all of its assets constituting proprietary rights without infringing or violating the rights of any third parties and no consents of any third parties are required for the use thereof by Danzer or DII.

     4.12  Environmental Matters.

  Except where any failure to comply or action would not have a Material Adverse Effect, (i) each of Danzer and DII has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"); (ii) Danzer and DII have not received any notices, demand
-------------------
letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that either of Danzer or DII may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, and (iii) to the best knowledge of Danzer and DII, neither Danzer nor DII has any contingent liability in connection with any release of any hazardous materials into the environment. A list of all environmental permits and other approvals of Danzer and DII is set forth on Schedule 4.12.
         -------------

     4.13  Leases.

  Schedule 4.13 attached hereto sets forth a list of all leases pursuant to
  -------------
which each of Danzer and/or DII, or any Affiliate or employee of Danzer and/or DII, leases, as lessor or lessee, real or personal property used in operating the business of Danzer and/or DII or related to the assets of Danzer and/or DII. All such leases listed on Schedule 4.13 are valid and
                          -------------
enforceable in accordance with their respective terms, and there is not under any such lease any existing default by either Danzer or DII, or any Affiliate or employees of either Danzer or DII, as lessor or lessee, or any condition or event of which Danzer or DII has knowledge which with notice or lapse of time or both, would constitute a default, in respect of which Danzer and/or DII has not taken adequate steps to cure such default or present a default from occurring.

     4.14  Personal Property.

          (a) Danzer and DII have delivered to the Partnership and Target Companies an accurate list (which is set forth on Schedule 4.14) of (x) all
                                                       -------------
     personal property material to the operations of Danzer and/or DII included (or that will be included) in "depreciable plant, property and equipment" on the balance sheet of Danzer and/or DII, respectively and (y) all other personal property owned by Danzer and/or DII with an individual value in excess of $5,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date. All material personal property used or leased by Danzer and/or DII pursuant to a lease is described on Schedule 4.13.
                                                           -------------

          (b) All of the personal property listed on Schedule 4.14 is in good
                                                     -------------
     working order and condition, ordinary wear and tear excepted and conforms with all applicable ordinances, regulations and other laws and neither Danzer nor DII has any knowledge of any latent defects therein. Each of Danzer and DII has good and marketable title to all such personal property free and clear of all charges, claims, liens, exceptions or encumbrances except for those, if any, which are set forth on Schedule 4.14 attached
                                                      -------------
     hereto.

     4.15  Real Property.

Except as set forth on Schedule 4.15, Danzer and DII own no real property.
                       -------------

     4.16  Contracts.

          (a) Danzer and DII have delivered to the Partnership and Target Companies true and correct copies of all written, and disclosed to the Partnership and Target Companies, all oral, contracts, obligations and commitments of Danzer and/or DII ("Contracts") entered into in connection
                                        ---------
     with or related to such DII, all of which are listed or incorporated by reference on Schedule 4.11 (in the case of intellectual property rights),
                  -------------
     Schedule 4.13 (in the case of leases), Schedule 4.19 (in the case of
     -------------                          -------------
     employment agreements), and Schedule 4.16 (in the case of Contracts other
                                 -------------
     than intellectual property rights, leases, employment agreements) attached hereto. Except as otherwise indicated on such Schedules, all of such Agreements are valid, binding and enforceable in accordance with their terms and are in full force and effect, and to Danzer and DII's best knowledge, no defenses, offsets or counterclaims have been asserted or may be made by any party thereto.

          (b) There is not under any Contract any existing default by Danzer and/or DII, or any condition or event of which Danzer or DII has knowledge, which with notice or lapse of time, or both, would constitute a default. Danzer and DII have no knowledge of any default by any other party to such Contracts. Danzer and DII have not received notice of the intention of any party to any Contract to cancel or terminate any Contract and have no reason to believe that any amendment or change to any Contract is contemplated by any party thereto. Other than those contracts, obligations and commitments listed on Schedule 4.11, Schedule 4.13,
                                           -------------  -------------
     Schedule 4.19 and Schedule 4.16, the Danzer and the DII are not a party to
     -------------     -------------
     any material written or oral agreement contract, lease or arrangement, including without limitation, any:

               (i) Contract related to the merger of Danzer or DII, or the sale of the stock of or assets of Danzer or DII other than this Agreement;

               (ii) Employment, independent contractor, consulting or compensation agreement or arrangement;

               (iii)  Labor or collective bargaining agreement;

               (iv) Lease agreement with respect to any property, whether as lessor or lessee;

               (v) Deed, bill of sale or other document evidencing an interest in or agreement to purchase or sell real or personal property;

               (vi) Contract for the purchase of materials, supplies or equipment (i) which is in excess of the requirements of the business of Danzer and/or DII now booked or for normal operating inventories,
          (ii) which is not terminable upon notice of thirty (30) days or less, or (iii) which has not been entered into in the ordinary course of business;

               (vii) Agreement for the purchase from a supplier of all or substantially all of the requirements of Danzer and/or DII of a particular product or service;

               (viii) Loan agreement or other contract for money borrowed or lent or to be borrowed or lent to another;

               (ix)   Contracts containing non-competition covenants; or

               (x) Other contracts or agreements that involve either an unperformed commitment in excess of $1,000 or that terminate or can only be terminated by Danzer and/or DII on more than thirty (30) days after the date hereof.

     4.17  Significant Customers; Commitments.

          (a) Danzer and DII have delivered to the Partnership and Target Companies an accurate list of (i) all significant customers, it being understood and agreed that a "significant customer," for purposes of this
     Section 4.17, means a customer (or person or entity) representing five percent (5%) or more of either Danzer's or DII's annual revenues for its most recently completed fiscal year. Except as set forth in Schedule 4.17, none of Danzer and/or DII's significant customers have canceled or substantially reduced or, to the best knowledge of Danzer and DII, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by Danzer and/or DII.

          (b) To the best knowledge of Danzer and DII, except as described on
     Schedule 4.17, no partner, employee or officer of Danzer or DII, or any
     -------------
     Affiliate thereof (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or Affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of Danzer or DII, or (ii) is a party to an agreement or relationship that involves the receipt by such person of compensation or property from Danzer or DII other than through a customary employment relationship.

          (c) Except as set forth on Schedule 4.17, neither Danzer nor DII have
                                     -------------
     experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and, to the best knowledge of Danzer and DII, no such shortage of supply of inventory items is threatened or pending. To the best knowledge of Danzer and DII, no customer or supplier of either Danzer or DII will cease to do business with, or substantially reduce its purchases from, Danzer and/or DII after the consummation of the transactions contemplated hereby, which cessation or reduction would reasonably be expected to have a Material Adverse Effect on such DII.

     4.18  Insurance; Bonds.

  The Danzer and DII have delivered to the Partnership and Target Companies (i) an accurate list of all insurance policies carried by the Danzer and DII, (ii) an accurate list of all insurance loss runs or workers compensation claims and
(iii) true, complete and correct copies of all insurance policies currently in effect (which are set forth on Schedule 4.18). Such insurance policies evidence
                               -------------
all of the insurance that Danzer and DII are required to carry pursuant to all of their contracts and other agreements and pursuant to all applicable laws.
All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Effective Time. No insurance carried by Danzer and/or DII has been canceled by the insurer and neither Danzer and/or DII has been denied coverage. Danzer and/or DII have performance or other bonds securing obligations of DII.

     4.19  Compensation; Employment Agreements; Employee Manuals/Policies.

          (a) Set forth on Schedule 4.19 is an accurate list of all officers,
                           -------------
     directors and employees of Danzer and DII, listing all employment, non-compete or other agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively), and promised increases in compensation that have not yet been effected, of each of such persons. Danzer and DII have provided to the Partnership and Target Companies true, complete and correct copies of any employment, non-compete or other agreements for persons listed on Schedule 4.19. Since the Balance Sheet
                                      -------------
     Date, there have been no material increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices and described on Schedule 4.19. Schedule
                                                     -------------   --------
     4.19 contains a true and complete list of all employee manuals, materials,
     ----
     policies, procedures
     and work-related rules, copies of which have been delivered to the Partnership and Target Companies.

          (b) To the best knowledge of Danzer and DII, each of Danzer and DII is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices. To the best knowledge of Danzer and DII, neither Danzer nor DII has engaged in any unfair labor practice. There are no unfair labor practice charges or complaints pending or threatened against Danzer and/or DII and neither Danzer nor DII has ever been a party to any agreement with any union, labor organization or collective bargaining unit. Danzer and DII have not experienced any labor interruptions. There are no significant controversies pending or, to the best knowledge of Danzer and DII, threatened, between neither Danzer nor DII and any of their employees.

     4.20  Employee Plans.

  Except as set forth on Schedule 4.20, there are no employee benefit plans (the
                         -------------
"Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee
 ----------------------
Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by
                                                     -----
Danzer and/or DII or to which DII contributes on behalf of its employees nor have there been any Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. Neither DII has incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA or under the Code with respect to any Employee Benefit Plan.

     4.21  Government Contracts.

  Neither Danzer nor DII is a party to any governmental contracts subject to price redetermination or renegotiation.

     4.22  Litigation.

          (a) To the best knowledge of Danzer and DII, neither Danzer nor DII is in violation of, nor have they been given notice of the violation of, or charged with any violation of, any law, rule, regulation, statute, ordinance of the type normally applicable to Danzer or DII or order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Danzer or DII which would have a Material Adverse Effect on Danzer or DII;

          (b) Except to the extent set forth on Schedule 4.22, there are no
                                                -------------
     claims, actions, suits or proceedings, pending or, to the best knowledge of Danzer or DII, threatened, against or affecting Danzer or DII, at law or in equity, before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by Danzer or DII.

          (c) Neither Danzer or DII is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which prohibits or restricts the consummation of the transactions contemplated hereby or would have a Material Adverse Effect on Danzer or DII. To the best knowledge of Danzer and DII, each of Danzer and DII has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations, including all orders and other approvals set forth on Schedule 4.27, except where any such noncompliance,
                  -------------
     individually or in the aggregate, would not have a Material Adverse Effect on Danzer or DII.

     4.23  Taxes.

          (a) Danzer and DII have each elected to be taxed under Subchapter C of the Code.

          (b) Schedule 4.23 is a list of all Returns required to be filed by
              -------------
     Danzer and DII.

          (c) Danzer and DII have duly and timely filed with the appropriate governmental agencies all Returns (including information Returns), reports, declarations, statements and other documents required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction in respect of all income, gross income, gross receipts, excise, corporate, franchise, property, sales, use, ad valorem, transfer, payroll, withholding, occupation, premium, customs, duties, stamp, service, service use, profits, license, lease or other Taxes). All such Returns as of the time of their filing, were complete and accurate and properly reflect the Taxes of Danzer and DII for the periods covered thereby.

          (d) All Taxes related to taxable periods or portions thereof ending on or prior to a Closing Date, including without limitation governmental charges, assessments and required contributions of Danzer and DII with respect to each of their businesses that may result in the filing of a lien on their assets or that may result in the imposition of transferee or other liability on Danzer or DII for the payment of such Taxes, have been accurately recorded and duly paid, collected or withheld and remitted to the appropriate governmental agency or other entity, except for current Taxes not due and payable on or prior to each Closing Date (such Taxes to be paid when due by Danzer and DII).

          (e) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Danzer or DII.

          (f) No Returns for Danzer or DII are currently being audited by any taxing authority nor to the best knowledge of Danzer and DII is such audit threatened. No waivers of statutes of limitation with respect to any of the Returns have been given by or requested from Danzer or DII. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Danzer Financial Statements, or are being contested and an adequate reserve therefor has been established as is fully reflected in the Danzer Financial Statements.

     4.24  Commissions and Fees.

  There are no contracts, agreements or claims for brokerage commissions or finder's or similar fees arising from, or in connection with, the transactions contemplated by this Agreement which currently exist, or may now or hereafter be asserted against the Partnership or the Target Companies resulting from any action taken by Danzer or DII or their respective agents or employees, or any of them.

     4.25  Effect of Agreement.

  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of the articles of incorporation or other charter documents or bylaws of Danzer or DII; result in any violation of any law, statute, regulation, ordinance or court or administrative agency order applicable to Danzer or DII, or their respective assets; conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any contract, indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which Danzer or DII is a party or to which any of their respective assets or businesses are subject; or require notice to or the consent, authorization, approval, clearance, waiver or order of any person (except as specified in Schedule 4.25).
                                                                 -------------
The execution, delivery and performance of this Agreement by Danzer and DII will not result in the loss of any governmental license, franchise or permit possessed by Danzer or DII.

     4.26  Liabilities and Obligations.

  Danzer has delivered to the Partnership and each Target Company an accurate list (which is set forth on Schedule 4.13) of (i) all liabilities of Danzer or
                            -------------
otherwise reflected in the Danzer Financial Statements at October 31, 2000 (the "Danzer Balance Sheet Date"), and which are not disclosed on any of the other
 -------------------------
Schedules to this Agreement, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges or other security agreements to which Danzer is a party or by which its properties may be bound. Danzer has not incurred any material liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practices. Danzer has also delivered to the Partnership and each Target Company on Schedule 4.26 in the case of those contingent liabilities related to pending
   -------------
or threatened litigation, or other liabilities which are not fixed, a good faith and reasonable estimate of the maximum amount which Danzer reasonably expects will be payable and the amount, if any, accrued or reserved for each such potential liability on the Danzer Financial Statements. For each such contingent liability or liability for which the amount is not fixed or is contested, Danzer has provided to the Partnership and each Target Company the following information:

          (a) a summary description of the liability together with the following:

               (i)    copies of all relevant documentation relating thereto;

               (ii)   amounts claimed and any other action or relief sought; and

               (iii) name of claimant and all other parties to the claim, suit or proceeding;

          (b) the name of each court or agency before which such claim, suit or proceeding is pending;

          (c) the date such claim, suit or proceeding was instituted; and

          (d) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

     4.27  Consents.

  Except as set forth on Schedule 4.27, no consent, authorization, permit,
                         -------------
license or filing with any governmental authority, any lender, lessor, manufacturer, supplier, shareholder or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement and the agreements and documents contemplated hereby on the part of Danzer or DII. The consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit of Danzer or DII.

     4.28  Options and Preemptive Rights.

  Except as set forth on Schedule 4.28, no person has any option, warrant or
                         -------------
other right to acquire shares of Danzer or DII capital stock and no shareholder has any preemptive or other right to acquire shares of Danzer or any of DII's capital stock.

     4.29  Anti-takeover Plan; State Takeover Statutes.

  Neither Danzer or DII has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, scheme, device or arrangement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement.

     4.30  Affiliate Transactions.

  Except as set forth on Schedule 4.30, there are no transactions, agreements,
                         -------------
arrangements or understandings between Danzer or DII, on the one hand, and their shareholders or their Affiliates, on the other hand.

     4.31  Solicitation.

  Neither Danzer nor DII nor any of their officers, directors, Affiliates or agents, nor any other person acting on their behalf have solicited, directly or indirectly, any person to enter into a merger or similar business combination transaction with Danzer or DII by any form of general solicitation, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     4.32  No Untrue Representations.

  Subject to the provisions of Section 12.2, this Agreement, including the Schedules hereto, and the other agreements executed or to be executed in connection herewith do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE V.
                                  ----------
             Covenants of the Partnership and each Target Company

     5.1  Conduct of Business Pending Closing.

  Between the date hereof and the Closing Date of the acquisition of each Target Company, the Partnership and each Target Company shall operate their respective businesses in the ordinary course, consistent with past-practice, except as contemplated by the Limited Partnership Agreement by and among the partners of the Partnership. The Partnership and each Target Company shall use its best efforts to preserve the business of each Target Company intact, to retain its present customers and suppliers so that they will be available to each Target Company after its respective Closing. The Partnership and each Target Company shall not take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of any Target Company prior to its acquisition by Danzer and DII without the prior written consent of Danzer and DII or take or fail to take any action that would cause or permit the representations made in Article III to be inaccurate at the time of its respective Closing or preclude the Partnership or any Target Company from making such representations and warranties at the its respective Closing.

     5.2  Prohibited Activities.

  Between the date hereof and the Closing Date of such Target Company, the Partnership and such Target Company shall not (except as provided in this Agreement), without prior written consent of Danzer and DII, which consent will not be unreasonably withheld or delayed:

          (a) make any change in its articles of incorporation, bylaws, certificates of limited partnership or partnership agreements;

          (b) issue any securities, options, rights or commitments relating to its securities of any kind;

          (c) declare or pay any dividend or make any distribution with respect to any Target Company stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of Target Company stock;

          (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the ordinary course of business (consistent with past practice) or involves an amount not in excess of $10,000 individually or $100,000 in the aggregate;

          (e) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

          (f) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

          (g) except with respect to the acquisition of the assets of Expressline, negotiate for the acquisition of any business or the start-up of any new business;

          (h) merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (i) waive any material rights or claims of any Target Company, provided that the Target Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice;

          (j) commit a material breach or amend or terminate any material agreement, permit, license or other right of any Target Company; or

          (k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     5.3  Consents.

  The Partnership and each Target Company shall use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including consents described on Schedule 3.25.
                                                                  -------------

     5.4  Notification of Certain Matters.

  The Partnership and each Target Company not yet acquired by Danzer and DII shall give prompt written notice to Danzer and DII of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the Partnership or any such not yet acquired Target Company contained herein to be untrue or inaccurate in any respect at or prior to the any Closing and (ii) any failure of the Partnership or any not yet acquired Target Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. Notwithstanding the disclosure to Danzer and DII of any such material adverse change, the Partnership or any not yet acquired Target Company shall not be relieved of any liability for, nor shall the providing of such information by the Partnership or any such not yet acquired Target Company to Danzer and DII be deemed a waiver by Danzer or DII of, the breach of any representation or warranty of the Partnership or any such not yet acquired Target Company contained in this Agreement.


                                  ARTICLE VI.
                                 ------------
                          Covenants of Danzer and DII

     6.1  Conduct of Business Pending Closing.

  Between the date hereof and the Closing Date of the acquisition of each Target Company, each of Danzer and DII shall operate its business in its ordinary course. Danzer and DII shall not take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Danzer or DII without the prior written consent of the Partnership and the Target Companies or take or fail to take any action that would cause or permit the representations made in Article IV to be inaccurate at the time of any Closing or preclude Danzer or DII from making such representations and warranties at any Closing.

     6.2  Prohibited Activities.

  Except as contemplated herein, between the date hereof and the Effective Time neither Danzer nor DII will (except as provided in this Agreement), without prior written consent of the Partnership and the Target Companies, which consent will not be unreasonably withheld or delayed:

          (a) make any change to their respective articles of incorporation or bylaws;

          (b) issue any securities, options, warrants, calls, conversion rights or commitments relating to their respective securities of any kind other than contemplated by this Agreement.

          (c) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their respective stock;

          (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $10,000 individually or $100,000 in the aggregate;

          (e) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

          (f) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

          (g) negotiate for the acquisition of any business or the start-up of any new business;

          (h) merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (i) waive any material rights or claims of Danzer or DII, provided that Danzer and DII may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice;

          (j) commit a material breach or amend or terminate any material agreement, permit, license or other right of Danzer or DII; or

          (k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     6.3  Consents.

  Danzer and DII shall use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including consents described on Schedule 4.27.
                                                     -------------

     6.4  Notification of Certain Matters.

Danzer and DII shall give prompt written notice to the Partnership and each Target Company not yet acquired by Danzer and DII of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of Danzer or DII contained herein to be untrue or inaccurate in any respect at or prior to any remaining Closing and
(ii) any failure of Danzer or DII to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. Notwithstanding the disclosure to the Partnership and the Target Companies of any such material adverse change, Danzer and DII shall not be relieved of any liability for, nor shall the providing of such information by Danzer or DII to the Partnership and the such not yet acquired Target Companies be deemed a waiver by the Partnership of, the breach of any representation or warranty of Danzer or DII contained in this Agreement.

                                 ARTICLE VII.
                                 ------------
       Covenants of Danzer, DII, the Partnership and each Target Company

     7.1  Access and Cooperation.

  Danzer, DII, the Partnership and each Target Company will each use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions. Between the date of this Agreement and the Effective Time, Danzer, DII, the Partnership and each Target Company will afford to the officers and authorized representatives of each other access to all of their sites, properties, books and records and will furnish to each other, with such additional financial and operating data and other information as to the business and properties of each other, as such party may from time to time reasonably request. Each party hereto will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of this Agreement.

     7.2  No Shop.

  Unless terminated in accordance with the provisions of Article XII hereof, neither Danzer, DII, the Partnership, any Target Company or any officer, director, agent, employee or partner thereof, shall solicit or participate in negotiations with any third party with respect to the sale of the business or merger of Danzer, DII, the Partnership or any Target Company or any transaction inconsistent with those contemplated hereby without the prior written consent of the other parties hereto; provided, however, Danzer, DII and each of their
                          --------  -------
respective officers and directors shall remain free to participate in any discussions or negotiations regarding, furnishing any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by and person or entity to or seek the foregoing to the extent their fiduciary duties may require. In the event Danzer or DII receives any unsolicited offers with respect to a sale of the business or merger of Danzer or DII, Danzer and DII shall notify the Partnership and the Target Companies within five (5) business days of such solicitation.

     7.3  Further Assurances.

  The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.


                                 ARTICLE VIII.
                                --------------
                    Conditions Precedent to Obligations of
                   the Partnership and the Target Companies

     The obligations of the Partnership and each Target Company with respect to actions to be taken on its respective Closing Date are subject to the satisfaction or waiver on or prior to such date of all of the following conditions.

     8.1  Representations and Warranties; Performance of Obligations.

  All representations and warranties of Danzer and DII contained herein shall be true and correct in all material respects when initially made and shall be true and correct in all respects as of each respective Closing Date. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Danzer and DII shall have been complied with and performed in all respects prior to each respective Closing Date.

     8.2  No Injunctions or Restraints.

  No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect; provided, however, that the party invoking this condition shall use its best efforts to have any such temporary restraining order, injunction, order, restraint or prohibition vacated.

     8.3  No Litigation.

  No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     8.4  Closing Deliveries.

  The Partnership and the Target Company to be acquired at such Closing shall have received all documents, duly executed in form satisfactory to the Partnership and its counsel, referred to in Section 10.2.

     8.5  Employment Agreements.

  Williams shall have entered into an Employment Agreement in the form of Exhibit "B" as of the first Closing.
-----------

     8.6  Registration Rights Agreement.

  Danzer and the Partnership shall have entered into the Registration Rights Agreement in substantially the form of Exhibit "C", which Registration Rights
                                       -----------
Agreement shall be executed and delivered simultaneously herewith.

     8.7  No Material Adverse Change.

  No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Danzer or DII shall have occurred since the Danzer Balance Sheet Date.

     8.8 Danzer shall have issued a warrant to Duncan Smith Co. to purchase a 32,500 shares of the Danzer Preferred Stock at $0.10 per share in substantially the form attached hereto as Exhibit "D" in consideration of the termination of Duncan Smith Co.'s rights with respect to any other outstanding option or warrant to purchase the equity securities of Danzer existing as of the date hereof (the "Duncan Smith Warrant").

     8.9  Employee Options.

  Each of Messrs. M. E. Williams and Kirby McLaughlin shall have executed and delivered an agreement in substantially the form attached hereto as Exhibit "E" agreeing to refrain from exercising options to purchase the Danzer Common Stock pending the satisfaction of certain conditions.

     8.10 Outstanding Shares of Danzer.

  Immediately prior to the Effective Time of this Agreement, there shall be issued and outstanding 19,510,015 shares of Danzer Common Stock.

     8.11 Certificate of Designations of Series C Preferred Stock.

  Danzer shall have filed the Certificate of Designations, Rights and Preferences of the Series C Convertible Preferred Stock attached hereto as Exhibit "A" with the Secretary of State of the State of New York prior to the
----------
First Closing.

     8.12 Salary and Incentive Levels.

  The Partnership, Target Companies, Danzer and DII shall have agreed to salary and incentive levels for Durham, Whitesell and Osler and certain other Partnership staff upon consummation of the Acquisition prior to the First Closing.

     8.13  Due Diligence Review.

  By the First Closing Date, the Partnership and each Target Company shall have completed a due diligence review of the business, operations and financial statements of Danzer and DII and each of their businesses and assets, the results of which shall be satisfactory to the Partnership and the Target Companies.

     8.14  Consents and Approvals.

  All necessary consents of and filings with any governmental authority or agency relating to the consummation of the Acquisition of such Target Company shall have been obtained and made; all consents and approvals of third parties listed on Schedule 4.27 with respect to the Acquisition of such Target Company
          -------------
shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit such Acquisition and no governmental agency or body shall have taken any other action or made any request of the Partnership or any Target Company as a result of which the Partnership or any Target Company deems it inadvisable to proceed with the transactions hereunder.


                                  ARTICLE IX.
                                  -----------
             Conditions Precedent to Obligations of Danzer and DII

     The obligations of Danzer and DII with respect to actions to be taken at each respective Closing Date are subject to the satisfaction or waiver on or prior to such date of all of the following conditions.

     9.1  Representations and Warranties; Performance of Obligations.

  All representations and warranties of the Partnership and each Target Company not yet acquired by Danzer and DII contained herein shall be true and correct in all respects when initially made and shall be true and correct in all respects as of the each Closing Date. All of the representations and warranties of the Target Company being acquired shall be true and correct in all respects when initially made and shall be true and correct in all respects as of its Closing Date and all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Partnership and the Target Company being acquired by Danzer and DII shall have been complied with and performed in all respects prior to such Closing Date.

     9.2  Closing Deliveries.

  Danzer and DII shall have received all documents, duly executed in form satisfactory to Danzer and its counsel, referred to in Section 10.1.

     9.3  No Material Adverse Change.

  No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of any Target Company not yet acquired by Danzer and DII shall have occurred since such Target Company's Balance Sheet Date.

     9.4  Due Diligence Review.

  By each Target Company's respective Closing Date, Danzer and DII shall have completed a due diligence review of the business, operations and financial statements of such Target Company being acquired and its business and assets, the results of which shall be satisfactory to Danzer and DII.

     9.5  Assignment of Management Fees.

  Each Target Company and Obsidian Capital Company, LLC shall have assigned its Management Fee Agreements to Danzer, prior to its respective Closing.

     9.6  Purchase of United Expressline.

  The Partnership shall have acquired substantially all of the assets of United Expressline, Inc. through its subsidiary United Acquisition, Inc. and United Acquisition, Inc. shall have amended its Articles of Incorporation to change its name to "United Expressline, Inc." prior to the Second Closing.

     9.7  United Expressline Financial Statements.

  Danzer and DII shall have received audited and/or compiled and reviewed financial statements for December 31, 2000 for Expressline, and audited or compiled but unaudited financial statements for the preceding two (2) years, in a form acceptable to Danzer, DII and its counsel prior to the Second Closing.
It being understood and agreed that the fulfillment of this Section 9.7 shall be a condition only of the Second Closing.

     9.8  Consents and Approvals.

  All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated with respect to a Target Company's Closing shall have been obtained and made; all consents and approvals of third parties listed on Schedule 3.25 shall have been
                                                  -------------
obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit such Acquisition and no governmental agency or body shall have taken any other action or made any request of Danzer or DII as a result of which Danzer or DII deems it inadvisable to proceed with the transactions hereunder. The Board of Directors of Danzer shall have approved this Agreement and authorized the consummation of the transaction contemplated herein.

     9.9  Markpoint Warrant.

  Markpoint shall have executed an amendment to its Warrant in Champion or such similar instrument acceptable to Danzer or Champion shall have issued and delivered to Markpoint a new warrant in lieu and substitution thereof which limits such warrant to cash or Danzer common stock upon exercise based upon twenty-five percent (25%) of the enterprise value of Champion at time of exercise.

                                  ARTICLE X.
                                  ----------
                              Closing Deliveries

     10.1  Deliveries of the Partnership and Target Companies.

  At each respective Closing, the Partnership and such Target Company shall deliver to Danzer and DII the following, all of which shall be in a form satisfactory to counsel to Danzer and DII:

          (a) certificates representing all of the outstanding common stock of each such Target Company;

          (b) a copy of the resolutions of the Board of Directors of such Target Company and the general partner of the Partnership authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by its Secretary as being true and correct copies of the original thereof;

          (c) certificates of a duly authorized officer or the Chairman of each Target Company and the general partner of the Partnership dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of each such party contained herein; (ii) as to the performance of and compliance by each such party with all covenants contained herein; and (iii) certifying that all conditions precedent of each such party to the Closing have been satisfied;

          (d) a certificate of the Secretary of such Target Company certifying as to: (i) the incumbency of the officers of such Target Company and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of such Target Company, (ii) the articles of incorporation, certified by the Secretary of State of its state of incorporation, and bylaws;

          (e) a certificate of the Secretary of the general partner of the Partnership certifying as to: (i) the incumbency of the officers of the general partner of the Partnership and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Partnership, (ii) the articles of organization, certified by the Secretary of State of the state of its organization, and Operating Agreement of the general partner of the Partnership, and (iii) the partnership agreement of the Partnership, as amended, and a certificate of limited partnership of the Partnership certified by the Secretary of State of the state of its formation;

          (f) a certificate, dated within thirty (30) days of such Closing Date, of the Secretary of the State of the state of incorporation of the general partner of the Partnership, the Partnership and such Target Company, and any state of required foreign qualification of the Partnership and such Target Company establishing that such entity is in existence and is in good standing to transact business in such State, as applicable;

          (g) Powers of Attorney authorizing Timothy S. Durham to deliver Target Company shares granted by Marcus Kennedy, Durham Whitesell and Associates, LLC, Terry G. Whitesell, Jeffrey Osler, Scott McKain and Stephen Blaising;

          (h) at the first Closing, the executed Employment Agreement of Williams in the form of Exhibit "B";
                             -----------

          (i) a list of accounts receivable and payables of such Target Company as of April 30, 2001;

          (j) such other instruments and documents as reasonably requested by Danzer or DII to carry out and effect the purpose and intent of this Agreement;

          (k) the Registration Rights Agreement executed by the Partnership and Danzer.

     10.2  Deliveries of Danzer and DII.

  At each respective Closing, Danzer and DII shall deliver to the Partnership and such Target Company being acquired the following:

          (a) stock certificates in the name of the Partnership or other shareholders of such Target Company for their pro rata shares of Danzer Preferred Stock;

          (b) a copy of the resolutions of the Board of Directors of Danzer and DII authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by its Secretary as being true and correct copies of the original thereof;

          (c) certificates of a duly authorized officer of Danzer and DII, dated as of such Closing Date, (i) as to the truth and correctness of the representations and warranties of Danzer and DII contained herein; (ii) as to the performance of and compliance by Danzer and DII with all covenants contained herein; and (iii) certifying that all conditions precedent of Danzer and DII to such Closing have been satisfied;

          (d) a certificate of the Secretary of Danzer and DII certifying as to the incumbency of the officers of Danzer and DII and as to the signatures of such officers who have executed documents delivered at such Closing on behalf of Danzer and DII, and the bylaws and articles of incorporation of Danzer and DII, certified by the Secretary of State of the state of its incorporation, respectively;

          (e) certificates, based within thirty (30) days of such Closing Date, of the Secretary of State of the state of its incorporation establishing that Danzer and DII are in existence and are in god standing to transact business in the State of its incorporation and in all locations where the nature of their respective businesses or the ownership of their respective assets or properties requires such qualification;

          (f) executed counterparts of the Registration Rights Agreement; and

          (g) execution copies of the agreements contemplated in Section 8.8 and 8.9.

                                  ARTICLE XI.
                                  -----------
                             Post-Closing Matters

     11.1  Danzer Shareholders' Meeting.

  Danzer agrees it shall as soon as reasonably practicable after the Effective Time hold a shareholders' meeting (the "Shareholders' Meeting") and propose and
                                        ---------------------
recommend to its shareholders: (i) the authorization of 100,000,000 additional shares of Danzer common stock (ii) following the authorization of the additional Danzer shares, and the conversion of Danzer Preferred Stock to Danzer Common Stock, a reverse-stock split of the Danzer Common Stock in the ratio and amounts to be determined by the Danzer Board of Directors in light of market conditions at the time of the reverse stock split, (iii) necessary amendments to the articles of incorporation and bylaws of Danzer to facilitate this Agreement, and
(iv) an expansion of the Board of Directors to consist of seven members, and the election of a slate of Directors nominated by Danzer,

     11.2  Conversion of Preferred Stock.

  Within thirty (30) days from the adjournment of the Shareholders' Meeting and the approval of the matters contemplated in Section 11.1 hereof, but in no event later than October 1, 2001. Obsidian shall convert, and shall cause all former shareholders of the Target Companies to convert, the shares of Danzer Preferred Stock into Danzer Common Stock.

     11.3  Indemnification of Danzer Officers and Directors.

  Danzer and DII, jointly and severally, covenant and agree to indemnify, defend and hold harmless each individual who served as an officer and director of Danzer or DII at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, or relating to his service as an officer or director of Danzer or DII, or resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein, except that nothing contained in this Section 11.3 shall limit the liability of the officers and directors of Danzer and DII, nor shall they be entitled to indemnity under this Section 11.3, for misrepresentations or omissions of material matters in Article IV knowingly made or omitted by such officer and/or director. The Partnership and the Target Companies each covenant and agree not take any action to alter or impair any exculpatory or indemnification provisions now existing in Danzer or DII's articles of incorporation, bylaws or this Agreement for the benefit of any individual who served as an officer or director of Danzer or DII at any time prior to the Effective Time.

     11.4  Public Announcements.

  The Partnership and the Target Companies, on the one hand, and Danzer and DII, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Acquisition, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated quotation system.

       11.5  Bank Legacy Commitments.

  The Partnership may from time to time be required to contribute to the capital of or to provide funds in respect of the Senior Credit Facilitites of the Danzer subsidiaries U.S. Rubber and United respectively pursuant to the terms of certain Capital Contribution Agreements by and among U.S. Rubber, the Partnership, Danzer and Bank One, Indiana, N.A. in respect of U.S. Rubber and by and among United, the Partnership, Danzer and the Senior Lender to United selected by the Partnership. Such capital contributions are limited in amount to $1,620,000 in respect of U.S. Rubber and $1,000,000 in respect of United. The Partnership and Danzer each agree to enter into the respective Capital Contribution Agreements, and Danzer to the extent it receives funds from the Partnership in respect of these Bank Legacy Commitments and the Partnership to the extent it pays funds in respect thereof (a "Bank Legacy Contribution") agree to pay over such funds as the bank requesting the contribution may direct. In each instance in which the Partnership makes a Bank Legacy contribution, Danzer will as soon as reasonably practicable thereafter issue to the Partnership that number of shares of Common Stock of Danzer at a value equal to the lesser of the average trading price of such stock on the immediately preceding trading day or $0.10 per share, having an aggregate value equal to the amount of the Bank Legacy Contribution made by the Partnership.

       11.6 Expense Transactions. At any time and from time to time prior to the dissolution of the Partnership in accordance with the terms of the Limited Partnership Agreement of the Partnership, as amended through the date hereof (the "Limited Partnership Agreement"), following a capital call by the Partnership for the purpose of paying expenses in compliance with the Limited Partnership Agreement, (i) the Partnership will contribute the funds received as a result of each such capital call to Danzer, which will use such funds to pay such expenses, and (ii) Danzer will as soon as reasonably practicable thereafter issue to the Partnership that number of shares of Common Stock of Danzer, at a value equal to the lesser of the average trading price of such stock on the immediately preceding trading day or $0.10 per share, having an aggregate value as so calculated equal to the amount of such expenses.

       11.7 Elimination of Legacy Commitments. Following the Effective Time, Danzer and the Partnership shall use their respective commercially reasonable best efforts to eliminate the obligations of the Partnership and each of the partners of the Partnership with respect to the Legacy Commitments.

       11.8 Corporate Actions. Danzer agrees it shall as soon as reasonably practicable after the Effective Time hold a meeting of its Board of Directors (the "Board Meeting") to propose, ratify and confirm the following: (i) approval to register the Danzer Preferred Stock or the Danzer Common Shares issued on conversion thereof under the 1933 Act after execution of the matters contemplated in Section 11.2 herein, (ii) to appoint Timothy S. Durham as Chairman of the Board of Danzer, (iii) the pledge of all U.S. Rubber capital stock to SerVaas, Inc. as security for that certain $1,750,000 Promissory Note owed by U.S. Rubber to SerVaas, Inc., (iv) the pledge of all Champion capital stock to Markpoint Equity Growth Fund, J.V., as security for that certain $1,250,000 Promissory Note owed by Champion to Markpoint; and the Guarantee of the Markpoint Note by Danzer, (v) the agreement with the Partnership to convert to common stock all funds advanced by the Partnership in respect of Transaction and Registration costs loaned to Danzer by the Partnership at the lesser of the then current fair market value of one share of Danzer common stock, or $.10 per common share, (vi) a proposal by an Affiliate of Renaissance Capital Group, Inc. to provide a $500,000 convertible loan to Danzer (convertible at $.10 per Danzer common share) to complete the acquisition of Expressline assets, (vii) the execution of a Capital Contribution Agreement with each of Bank One, Indiana, N.A. and the senior lender to United in respect of the Legacy Commitments; and
(viii) the agreement with the Partnership to convert to common stock any capital contributions made to Danzer and/or the Target Companies by the Partnership in respect of the Legacy Commitments and certain Danzer Expense Transactions at a conversion rate of the lesser of the then current fair market value of one share of Danzer common stock, or $.10 per common share.

     11.9 Registration Rights Agreement. Danzer shall circulate the Registration Rights Agreement to the Partnership's Limited Partners, and all other parties thereto for signature.

     11.10 Second Closing. At the Second Closing, the Partnership shall cause the United Schedules to be appended hereto and when the Danzer Board ratifies and approves the Second Closing such Schedules shall be deemed effective.

                                 ARTICLE XII.
                                 ------------
                           Termination of Agreement

     12.1  Termination.

This Agreement may be terminated at any time prior to the Effective Time (and no further Closings shall occur upon such a termination) solely:

          (a) by mutual consent of Danzer, DII, the Partnership and the Target Companies;

          (b) by the Partnership and the Target Companies, on the one hand, or by Danzer or DII (acting through their board of directors), on the other hand, if all of the transactions contemplated by this Agreement to take place by the Second Closing shall not have been consummated by September 30,2001, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on September 30, 2001;

          (c) by the Partnership and the Target Companies, on the one hand, or by Danzer or the DIIs, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before thirty (30) days following written notice of such breach or default; or

          (d) by Danzer or DII in the event the board of directors of Danzer or DII, in accordance with its fiduciary duties, concludes that the termination of this Agreement would be in the best interests of Danzer, DII or its shareholders.

     12.2  Liabilities in Event of Termination.

  The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses. Any other provision of this Agreement notwithstanding, the inaccuracy or incompleteness of any representation or warranty made by any party under this Agreement shall not constitute a breach of warranty or a misrepresentation by such party, and shall not give rise to a claim for indemnity against such party if the information necessary to correct such inaccuracy or incompleteness is set forth in any other provision of this Agreement or in any Schedule to this Agreement, if such other provision or Schedule bears a reasonable relationship or applicability to the warranty as representation claimed to be breached.

                                 ARTICLE XIII.
                                 -------------
               Federal Securities Laws and Transfer Restrictions

     13.1  Compliance with Law.

  The Partnership and each of the Target Companies acknowledge that the shares of Danzer Preferred Stock to be delivered to the Partnership and the shareholders pursuant to this Agreement, and the shares of Danzer Common Stock issued upon a conversion of the Danzer Preferred Stock (collectively, the "Securities"), have not been and will not be registered under the 1933 Act and
-----------
therefore may not be resold without compliance with the 1933 Act. The Securities to be acquired by the Partnership and the shareholders, pursuant to this Agreement are being acquired solely for its/their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution, other than a distribution of Danzer shares to the Limited Partners of the Partnership; provided that, such distribution will not violate any State or Federal Securities Laws. The Partnership and Target Companies covenant, warrant and represent that none of the Securities issued to the Partnership and the shareholders, will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the Securities shall bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) WITH AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

     13.2  Economic Risk; Sophistication.

  The Partnership and the Target Companies, on their own behalf and on behalf of their partners and shareholders, represent and warrant that the Partnership and each such partner or shareholder is able to bear the economic risk of an investment in the Securities to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities. The Partnership, its partners, the Target Companies and the shareholders of each Target Company has had an adequate opportunity to ask questions and receive answers from the officers of Danzer and DII concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of Danzer and DII, the plans for the operations of the business of Danzer and DII, the business, operations and financial condition of Danzer and DII, and any plans for additional acquisitions and the like. The Partnership and the Target Companies, on their own behalf and on behalf of their partners and shareholders, have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to its satisfaction.


                                 ARTICLE XIV.
                                 ------------
Covenants of Danzer, DII, the Partnership and the Target Companies after Closing

     14.1  Section 368(a).

  Danzer, DII, the Partnership and the Target Companies shall comply with the tax reporting requirements of Section 1.368(a) of the Treasury Regulations promulgated under the Code, and shall treat the transaction as a tax-free reorganization under Section 368(a) of the Code unless otherwise required by law. The parties have independently determined and hereby agree that the transaction constitutes a tax-free reorganization under Section 368(a) of the Code, and that the parties shall join in a written Plan of Reorganization that shall provide among other things for (i) continuity of interest, (ii) continuity of business enterprise and (iii) the business purpose of the reorganization.

     14.2  Preparation and Filing of Tax Returns.

          (a) Each party hereto shall, and shall cause its subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

          (b) Danzer, DII, the Partnership and each Target Company shall comply with the tax reporting requirements of Section 1.368 of the Treasury Regulations promulgated under the Code, and treat the transaction as a series of tax-free reorganizations under Section 368(a)(1)(B).


                                  ARTICLE XV.
                                  -----------
                                    General

     15.1  Cooperation.

  Danzer, DII, the Partnership and each Target Company shall each deliver or cause to be delivered to the other on each Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Partnership and each Target Company will cooperate and use its reasonable efforts to have its partners, the present officers, directors and employees of such entity cooperate with Danzer and the Surviving Corporations on and after the Effective Time in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time.

     15.2  Successors and Assigns.

  Except with the written consent of all of the parties hereto, this Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto and the successors of Danzer and DII.

     15.3  Entire Agreement.

  This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among each Target Company, the Partnership, Danzer and DII, and supersede any prior agreement and understanding relating to the subject matter of this Agreement, including but not limited to, any letter of intent entered into by the parties hereto. This Agreement upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all of the parties hereto, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors.

     15.4  Expenses.

  All expenses incident to the transactions contemplated by this Agreement, whether or not completed, will be borne exclusively by the party making the expenditure or incurring the expense, including any expenses incurred prior to any Closing Date, as well as those incurred after the Effective Time.

     15.5  Notices.

  All notices given with respect to this Agreement shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such notice with such carrier unless such carrier confirms such notice was not delivered, then on the day such carrier actually delivers such notice, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified U.S. Mail, return receipt requested postage prepaid, on the fifth business day following the date of mailing, or (iv) if sent by facsimile, then on the actual date of delivery (as evidenced by a facsimile confirmation) provided that a copy of the facsimile and confirmation is also sent by U.S. Mail, addressed as follows:


       If to Danzer                 Danzer Corporation
       ------------                 17500 York Road
       or DII:.                     Hagerstown, MD  21740
       -------                      Facsimile: (317) 237-0137
                                    Attn: Timothy S. Durham

       with a copy to:              Jackson Walker L.L.P.
       --------------               901 Main Street, Suit 6000
                                    Dallas, Texas  75202
                                    Fax No.:  (214) 953-5822
                                    Attention:  Jeffrey M. Sone

       If to the Partnership or:    Obsidian Capital Partners, L.P.
       ------------------------     111 Monument Circle, Suite 3880
       the Target Companies         Indianapolis, IN 46204
       --------------------         Fax No.: (317) 237-0137
                                    Attention: Timothy S. Durham
       with a copy to               Stephen Plopper & Associates
       --------------               111 Monument Circle Suite 3670
                                    Indianapolis, IN 46204
                                    Fax No.: (317) 822-0800
                                    Attention: Steve Plopper


     15.6  Governing Law.

  This Agreement shall be construed in accordance with the laws of the State of Indiana.

     15.7  Choice of Forum.

  The parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in the State of Indiana. Each of the parties hereto consents to the in personam jurisdiction of any state or federal court in the State of Indiana and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside the State of Indiana may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside the State of Indiana, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in the State of Indiana, including without limitation any additional expenses incurred as a result of litigating in another jurisdiction, such as reasonable fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

     15.8  Survival of Representations and Warranties.

  The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of such Target Company, the Partnership, Danzer or such DII pursuant to this Agreement shall be deemed to have been representations and warranties by such Target Company, the Partnership, Danzer or such DII, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of one (1) year, except for representations and warranties with respect to any matters relating to Taxes, ERISA or the environment, which shall survive the Closing until the running of any applicable statutes of limitation.

     15.9  Exercise of Rights and Remedies.

  Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     15.10  Reformation and Severability.

  In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     15.11  Parties In Interest; No Third Party Beneficiaries.

  Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder, except that the general partner and the limited partners of the partnership shall be deemed to be third party beneficiaries of, and shall be entitled to enforce Sections 11.5, 11.6 and 11.7 of this agreement.

     15.12  Captions.

  The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     15.13  Counterparts.

  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument, and facsimile signatures shall be given the same effect as original signatures.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              DANZER CORPORATION,
                              a New York corporation


                              By:   /s/ M.E. Williams
                                    -----------------
                              Printed Name: M.E. Williams
                              Title:  President


                              DANZER INDUSTRIES, INC.
                              a Maryland corporation


                              By:   /s/ M.E. Williams
                                    -----------------
                              Printed Name: M.E. Williams
                              Title:  President

                              /s/ Timothy S. Durham
                              ---------------------------------------
                              TIMOTHY S. DURHAM,
                              for himself and as attorney-in-fact for
                              Durham Whitesell and Associates, LLC,
                              Terry G. Whitesell, Jeffrey Osler, Scott McKain, Stephen Blaising, and Marcus Kennedy

                              PYRAMID COACH, INC.,
                              a Tennessee corporation

                              By:   /s/ Timothy S. Durham
                                    ---------------------------------
                              Printed Name: Timothy S. Durham
                              Title:  Chairman


                              CHAMPION TRAILER, INC.,
                              a Indiana corporation


                              By:   /s/ Timothy S. Durham
                                    ---------------------------------
                              Printed Name: Timothy S. Durham
                              Title:  Chairman


                              UNITED ACQUISITION, INC.,
                              an Indiana corporation


                              By:   /s/ Timothy S. Durham
                                    ---------------------------------
                              Printed Name: Timothy S. Durham
                              Title:  Chairman


                              U.S. RUBBER RECLAIMING, INC.,
                              a Indiana corporation


                              By:   /s/ Timothy S. Durham
                                    ---------------------------------
                              Printed Name: Timothy S. Durham
                              Title:  Chairman

                              OBSIDIAN CAPITAL PARTNERS, L.P.,
                              a Delaware limited partnership

                              By:  Obsidian Capital Company, LLC
                              Its:  General Partner


                              By:   /s/ Timothy S. Durham
                                    ---------------------------------
                              Printed Name:  Timothy S. Durham
                              Title:  Managing Member